TABLE OF SCHEDULES AND EXHIBITS
TO ASSET PURCHASE AGREEMENT

by and between

HOLLISTER & BLACKSMITH, INC. doing business as
AMERICAN CANNABIS COMPANY,
A wholly-owned subsidiary of
AMERICAN CANNABIS COMPANY, INC.

and

MEDIHEMP, LLC, and Its Wholly Owned Subsidiary, SLAM ENTERPRISES, LLC, and MEDICAL CANNABIS CAREGIVERS, INC., collectively doing business as NATURALEAF

Schedule 1.1(a)
Assumed Contracts

- Assignment and Assumption Agreement with Novation between SLAM Enterprises, LLC, Hollister & Blacksmith, Inc., dba American Cannabis Company and Hauberk, LLC.
- Assignment and Assumption Agreement with Novation between SLAM Enterprises, LLC, Hollister & Blacksmith, Inc., dba American Cannabis Company and Farrio, LLC.
- Assignment and Assumption Agreement with Novation between Medical Cannabis Caregivers, LLC, Hollister & Blacksmith, Inc., dba American Cannabis Company and Barton Towers, LLC.
- Lease Agreement between Hollister & Blacksmith, Inc., dba American Cannabis Company and Warehouse, Ltd.

Assignment and Assumption Agreement with Novation

This Assignment and Assumption Agreement with Novation ("**Agreement**") dated as of March 1, 2021, is entered into by and among SLAM Enterprises, LLC, a Colorado Limited Liability Company, with offices located at 1004 S. Tejon Street, Colorado Springs, CO 80903 ("**Assigning Party**"), and Hollister & Blacksmith, Inc., a Colorado corporation, *doing business as* American Cannabis Company, a wholly owned subsidiary of American Cannabis Company, Inc. a Delaware corporation, with offices located at 2590 Walnut Street, #6, Denver, CO 80205 ("**Assuming Party**"), and Hauberk, LLC, a Colorado Limited Liability Company, with offices located at 1308 W. Colorado Avenue, Colorado Springs, CO 80904 ("**Remaining Party**").

WHEREAS, Assigning Party and Remaining Party are parties to that certain lease agreement, **as amended**, as set forth on Schedule 1 attached hereto (the "**Assigned Contract**");

WHEREAS, Assigning Party desires to assign to Assuming Party all of its rights and delegate to Assuming Party all of its obligations under the Assigned Contract;

WHEREAS, Assuming Party desires to accept such assignment of rights and delegation of obligations under the Assigned Contract;

WHEREAS, Remaining Party desires to release Assigning Party from its obligations under the Assigned Contract and substitute Assuming Party as a party to the Assigned Contract in Assigning Party's place after the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

1.1 Assignment. Assigning Party irrevocably sells, assigns, grants, conveys, and transfers to Assuming Party all of Assigning Party's right, title, and interest in and to the Assigned Contract.

1.2 Remaining Party's Consent. This Agreement shall constitute consent by the Remaining Party to the assignment of the Assigned Contract to Assuming Party pursuant to Section 10.1 of the Assigned Contract.

1.3 Assumption. Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party's duties, liabilities, and obligations under the Assigned Contract, and agrees to pay, perform, and discharge, as and when due, all of the obligations of Assigning Party under the Assigned Contract accruing on and after the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party (**"Effective Date"**).

2. Novation.

2.1 Release.

(a) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Remaining Party releases and forever discharges Assigning Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contract, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Remaining Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contract on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

(b) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Assigning Party releases and forever discharges Remaining Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contract, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Assigning Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contract on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

2.2 Substitution. The parties intend that this Agreement is a novation and that the Assuming Party be substituted for the Assigning Party. Remaining Party recognizes Assuming Party as Assigning Party's successor-in-interest in and to the Assigned Contract. Assuming Party by this Agreement becomes entitled to all right, title, and interest of Assigning Party in and to the Assigned Contract in as much as Assuming Party is the substituted party to the Assigned Contract as of and after the Effective Date. Remaining Party and Assuming Party shall be bound by the terms of the Assigned Contract in every way as if Assuming Party is named in the novated Assigned Contract in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party to Remaining Party which has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Assuming Party and Remaining Party agree becomes the sole responsibility of Assuming Party and not of Assigning Party (whether or not such amounts were incurred before or after the Effective Date).

3. Refund of Deposits and Other Monies. Assigning Party has given a deposit to Remaining Party or deposited monies in escrow in the amount of $2,300. Remaining Party shall maintain the monies for the benefit and account of the Assuming Party on the Effective Date.

4. Consideration. Assuming Party agrees to pay Assigning Party consideration for this Agreement as is more fully set out in the Asset Purchase Agreement between Assigning Party and Assuming Party.

5. Representations and Warranties.

5.1 Assigning Party's Representations and Warranties. Assigning Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f) It is the sole legal and beneficial owner of all the rights under the Assigned Contract on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance [except as may be disclosed on Schedule 2].

(g) None of the Assigned Contract have been amended or modified as of the Effective Date [except as may be disclosed on Schedule 2].

(h) The Assigned Contract are in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Contract. There are no material disputes pending or, to its knowledge, threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Contract that are required to be performed on or before the Effective Date.

5.2 Assuming Party's Representations and Warranties. Assuming Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado as to Hollister & Blacksmith, Inc., and Delaware as to American Cannabis Company, Inc.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

6. Indemnification.

6.1 Assigning Party/Assuming Party/Mutual Indemnification. Subject to the terms and conditions set forth in Section 6.2, Assigning Party and Assuming Party (each an "**Indemnifying Party**") shall indemnify, hold harmless, and defend each other and their respective officers, directors, managers, members, shareholders, partners, employees, agents, affiliates, successors, and permitted assigns (collectively, an "**Indemnified Party**") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are incurred by an Indemnified Party in a final non-appealable judgment (collectively, "**Losses**"), relating to or arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise ("**Claim**") or any direct Claim against Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under set forth in this Agreement by Indemnifying Party or its representatives;

(b) any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives (including any reckless or willful misconduct); or,

(d) any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

6.2 Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party's:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith failure to materially comply with any of its material obligations set forth in this Agreement.

6.3 Sole Remedy. THIS SECTION 6 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 6.

7. Miscellaneous.

7.1 Further Assurances. On the other party's reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

7.2 Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive for a period of twelve (12) months after Effective Date; and (b) Sections 1, 2 and 6 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, will survive for a period of twelve (12) months after the Effective Date.

7.3 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "**Notice**") in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on confirmed receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Notice to Assigning Party:	1004 S. Tejon Street, Colorado Springs, CO 80903 Facsimile: Email: rssriparian@gmail.com Attention: Scott Saunders, Manager
Notice to Assuming Party:	2590 Walnut Street, #6, Denver, CO 80205 Facsimile: Email: buffalo@americancannabisconsulting.com Attention: Terry Buffalo

Notice to Remaining Party:

Principal Executive Officer
1308 W. Colorado Avenue
Colorado Springs, CO 80904
Facsimile: (719) 635-0584
Email: pincon1308@yahoo.com
Attention: Steve Hammond

7.4 Interpretation. For purposes of this Agreement: (a) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

7.5 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

7.6 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

7.8 Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

7.9 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

7.10 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Despite the previous sentence, the parties intend that Indemnified Party's rights under Section 6 are its exclusive remedies for the events specified therein.

7.11 Equitable Remedies. Each of Assigning Party and Assuming Party acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to Assuming Party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach occurs, Assuming Party will, in addition to any and all other rights and remedies that may be available to it arising from such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

7.12 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective and permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

7.13 Choice of Law. This Agreement and all related documents including all exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Colorado, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Colorado.

7.14 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.15 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. [EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IF OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.16 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 1, 2021.

SLAM ENTERPRISES, LLC

By____________________
Name: SCOTT SAUNDERS
Title: Manager

HOLLISTER & BLACKSMITH, INC., dba, AMERICAN CANNABIS COMPANY, INC.

By____________________
Name: TERRY BUFFALO
Title: Principal Executive Officer

HAUBERK, LLC

By____________________
Name: STEVE HAMMOND
Title: Manager

STANDARD BUSINESS LEASE

This lease, dated this 14th day of December 2012, is between Slam Enterprises, LLC as Tenant and 1009 S Tejon LLC, as Landlord.

In consideration of the payment of the Rent and the performance of the covenants and agreements by the Tenant set forth herein, the Landlord does hereby lease to the Tenant the following described premises situate in the county of El Paso, in the State of Colorado; the property address of which is 1004 South Tejon, Colorado Springs, CO 80903, the legal description of which is See Exhibit "A".

Said premises, with all the appurtenances, are leased to the Tenant from March 1st 2013- February 28th 2016, at and for a rental for the full term of $77,400.00, payable monthly in advance, as follows:

Months 1-3:	December 10th, 2012	$00.00 per month
Year 1:	March 1st, 2013	$2,000.00 per month
Year 2:	March 1st, 2014	$2,150.00 per month
Year 3:	March 1st, 2015	$2,300.00 per month

Payments shall be made payable to the Landlord care of Griffis/Blessing, Inc. at the following address: 102 North Cascade Avenue Suite 550, Colorado Springs, CO 80903.

THE TENANT, IN CONSIDERATION OF THE LEASING OF THE PREMISES AGREES AS FOLLOWS:

1. To pay as described above, payments due the first of each month in advance, for the premises above-described.

2. To keep the improvements upon the premises, including sewer connections, plumbing, wiring and glass in good repair, all at Tenant's expenses, and at the expiration of this lease to surrender the premises in as good a condition as when the Tenant entered the premises, loss by fire, inevitable accident, and ordinary wear excepted. To keep all sidewalks on and around the premises free and clear of ice and snow, and to keep the entire exterior premises free from all litter, dirt, debris and obstructions; to keep the premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situate.

3. To sublet no part of the premises, and not to assign the lease or any interest therein without the written consent of the Landlord, which consent shall not be unreasonably withheld.

4. To use the premises only as Medical Marijuana Retail Sales and for no purposes prohibited by the law or of the ordinances of the city or town in which said premises are located, and for no improper or questionable purposes whatsoever, and to neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb any persons occupying adjacent premises.

5. To neither hold nor attempt to hold the Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by the repairs, alterations, injury or accident on or to the premises, or adjacent premises, or other parts of the above premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof or any other person, nor to hold the Landlord liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon said premises or upon adjacent premises, whether breakage or stoppage results from freezing or otherwise; to neither permit nor suffer said premises, or the walls or floors thereof, to be endangered by overloading, nor said premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining the written consent of the Landlord therefore, but to permit the Landlord to place a "For Rent" sign upon the leased premises at any time after sixty (60) days before the end of this lease.

6. To allow the Landlord to enter upon the premises at any reasonable hour.

7. The Tenant shall, during the Term hereof, keep in full force and effect the following insurance:

(1) Comprehensive general liability insurance with a limit of not less than One Million Dollars ($1,000,000.00) combined single limit per occurrence for the benefit of Tenant and Landlord as named additional insured against claims for personal injury and property liability including, without limitation, bodily injury, death or property damage liability and covering (i) the business (es) operated by Tenant and by any subtenant of Tenant on the Premises, (ii) the use, occupancy and enjoyment by Tenant and Tenant's employees of the facilities and amenities within the Common Areas, (iii) operations of independent contractors engaged by Tenant for construction on or about the Premises, and (iv) contractual liability; such insurance may be furnished under a "primary" policy or an "umbrella" policy, provided that it is primary insurance and not excess over or contributory with any insurance in force for Landlord;

(2) All risk insurance, including without limitation, coverage against direct physical loss such as fire, theft, burglary, structural collapse, sprinkler leakage, vandalism and malicious mischief, in an amount sufficient to cover the full cost of replacement of (a) all improvements and betterment's to the Premises, and

(b) all of Tenant's fixtures and other personal property used or located in the Premises. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the improvements, trade fixtures and personal property in the Premises.

(3) Worker's compensation insurance, with coverage as required by the State of Colorado;

Tenant shall deliver to Landlord at the time such insurance is first required to be carried by Tenant, and thereafter at least ten (10) days prior to expiration of each such policy, certificates of insurance evidencing the above coverage's with limits not less than those specified above.

Each insurance policy obtained by Tenant pursuant to this Lease shall contain a clause that the insurer will provide Landlord with at least ten (10) days prior written notice of any material change, non-renewal or cancellation of the policy and shall be in a form satisfactory to Landlord and shall be taken out with an insurance company authorized to do business in the State of Colorado and rated not less than Best's Financial Class "X" and Best's Policy Holder Rating "A". Except for worker's compensation insurance, each insurance certificate shall indicate that the insurer waives its rights of subrogation against Landlord. In addition, any insurance policy obtained by Tenant shall be written as primary policies, non-contributing with nor in excess of any coverage, which Landlord may carry, with loss payable clauses satisfactory to Landlord and in favor of Landlord and naming Landlord as an additional insured. If Tenant fails to maintain and secure the insurance coverage required under this Article, then Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, after five (5) days prior written notice to Tenant, to procure and maintain such insurance, the cost of which shall be due and payable to Landlord by Tenant on demand.

If, on account of the failure of Tenant to comply with the provisions of this Article, Landlord sustains any loss or damage or is deemed a co-insurer by any insurance carrier, then any loss or damage which Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

B. Landlord

Landlord shall, during the Term hereof, keep in full charge and effect the following insurance with a company or companies holding a general policy holders rating of "A" ("Excellent") or better and a financial rating of "X" as set forth in the most current issue of Best's Insurance Guide:

(1) A policy of fire, extended coverage and vandalism and malicious mischief insurance insuring the Building of which the Premises are a part and the Common Areas, in an amount at least equal to the full replacement cost thereof;

(2) Not less than $1,000,000 comprehensive general public liability insurance; and

(3) Such other insurance as Landlord deems necessary in its sole and absolute discretion.

All insurance policies shall be issued in the names of Landlord and Landlord's lender, as their interests appear. The insurance policies shall provide that any proceeds shall be made payable to Landlord, or to the holders of mortgages or deeds of trust encumbering Landlord's interest in the Premises and Building, as their interests shall appear.

Landlord and Tenant release each other and their respective authorized representatives from any claims for damage to the Premises or the Building and to the fixtures, personal property, improvements and alterations of either Landlord or Tenant in or on the Premises or Building, including loss in income, that is caused by or results from risks insured against under any insurance policies carried by the parties as required hereunder. It is mutually agreed that this paragraph is not applicable to any other property except that contained within the boundaries of the Premises and Building.

IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LANDLORD AND TENANT AS FOLLOWS:

8. Operating Costs and Improvements:

a) Any and all operating costs associated with the property are to be born by Tenant.

b) As additional rent above and beyond the Base Rental, Landlord will bill Tenant monthly for real property taxes and insurance, estimated for 2012 at $256.50 per month. These charges are subject to adjustment to the actual expenses.

c) Tenant will contract and pay directly for all utilities, inclusive of storm water/sewer, trash, snow removal, parking lot maintenance, exterior lighting, roof and building maintenance, HVAC maintenance and all interior maintenance of any nature.

d) Tenant may use the monument sign for the property and install such other signage as is allowable per code. All signage is subject to Landlord approval and is at Tenant's sole cost and expense.

c) Tenant accepts the Premise in its absolute "as-is" condition- See additional provisions.

9. No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach.

10. If, after the expiration of this lease, the Tenant shall remain in possession of the premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance, equivalent to 150% of the minimum monthly rent paid under this lease, and subject to all the terms and conditions of this lease.

11. If the premises are left vacant and any part of the rent reserved hereunder is not paid, then the Landlord may, without being obligated to do so, and without terminating this lease, retake possession of the said premises and rent the same for such rent, and upon such conditions a the Landlord may think best, making such changes and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Tenant shall be liable for the balance of the rent herein reserved until the expiration of the term of this lease.

12. Tenant to put up a deposit of $2,300.00 to be held by the Landlord for the faithful performance of all of the terms, conditions and covenants of this lease. The Landlord may apply the deposit to cure any default under the terms of this lease and shall account to the Tenant for the balance. The Tenant may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations. The deposit shall be deposited in the following fashion: $500 upon lease execution, $500 on 1/1/13, $1,000 on 2/1/13 and the final $300 with their first full lease payment on 3/1/13.

13. At the Landlord's option, it shall be deemed a breach of this lease if the Tenant defaults (a) in the payment of the rent or any other monetary obligation herein; or (b) in the performance of any other term or condition of this lease. The Landlord may elect to cure such default and any expenses of curing may be added to the rent and shall become immediately due and payable.

In the event that the Landlord elects to declare a breach of this lease, the Landlord shall have the right to give the Tenant three (3) days written notice requiring payment of the rent or compliance with other terms or provisions of the lease, or delivery of the possession of premises. In the event any default remains uncorrected after three (3) days written notice, the Landlord, at Landlord's option, may declare the term ended, repossess the premises, expel the Tenant and those claiming through or under the Tenant and remove the effects of the Tenant, all without being deemed guilty in trespass or of a forcible entry and detainer and without prejudice to any other remedies to which the Landlord may be entitled. If at any time this lease is terminated under this paragraph, the Tenant agrees to peacefully surrender the premises to the Landlord immediately upon termination, and if the Tenant remains in possession of the premises, the Tenant shall be deemed guilty of unlawful detention of the premises. The Landlord shall be entitled to recover from the Tenant all damages by reason of the Tenant's default, including but not limited to the cost to recover and repossess the premises, the expenses of reletting, necessary renovation and alteration expenses, commissions and the rent for the balance of the term of this lease.

14. In the event the premises shall become untenantable on account of damage by fire, flood or act of God, this lease may be thereupon terminated and the rent apportioned to the date of the occurrence of such damage.

15. In the event of any dispute arising under the terms of this lease, or in the event of non-payment of any sums arising under this lease and in the event the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorney's fees from the other party.

16. In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge in the amount of ten percent (10%) of the past due amount will be paid by the Tenant.

17. In the event of a condemnation or other taking by any governmental agency, all proceeds shall be paid to the Landlord hereunder, the Tenant waiving all right to any such payments.

18. This lease is made with the express understanding and agreement that in the event the Tenant becomes insolvent, the Landlord may declare this lease ended, and all rights of the Tenant hereunder shall terminate and cease.

19. The Tenant and the Landlord further agree:

- Lease Guaranty: Scott Samuels shall provide a personal guaranty in form and substance as the Lease Guaranty attached hereto and made a part hereof.

C:\Users\...\Desktop\... DRAFT LEASE ... South ...doc

- Brokers: Holt & Leigh is acting as a Landlord's Representation. This is not a change of status.

- Notices: To Landlord:
  Griffis/Blessing, Inc.
  Attn: Property Manager
  102 N. cascade Avenue, Suite 550
  Colorado Springs, Co 80903

  To Tenant:
  Slam Enterprises LLC
  1004 South Tejon
  Colorado Springs, CO 80903

20. Additional Provisions:

1) Tenant agrees they will be taking the space in an "as-is" condition and the Landlord shall be responsible for no tenant improvements to the leased premise.

2) In the event there is any damage to the building resulting in any insurance claim, resulting from break-ins, burglary, or otherwise, (attempted or otherwise), Tenant agrees to pay Landlord's Insurance Deductible and associated cost within 3 business days of receiving written notice.

3) Notwithstanding the foregoing, Tenant hereby agrees to indemnify and hold Landlord harmless from any and all losses, damages, penalties, costs of any kind, and/or attorney's fees suffered by Landlord arising out of Tenant's use of the premises, including but not limited to lost rents, damage to the premises and/or loss of the building under seizure/forfeiture actions.

4) Insecurity Clause/Tenant Indemnification: The parties acknowledge that the sale and possession of medicinal cannabis for recreational use is currently permitted by Colorado State law but is prohibited by Federal law. Current Federal policy is to "not seek enforcement" of Federal cannabis possession laws in states such as Colorado where such possession is lawful. In the event that State or Federal laws, ordinances or policies change such that Tenant's business operations in the premises cause Landlord, in its reasonable, sole discretion, to feel insecure about the security or market value of the building, or which cause the Landlord to believe that unlawful activities are being conducted in premises, Landlord may terminate this Lease on sixty (60) days prior written notice. In the event Landlord cancels the Lease pursuant to this Paragraph, Tenant's obligations under this Lease shall terminate sixty (60) days from the date Tenant receives said written notice and any sums paid in connection herewith (except for the security deposit) shall be forfeited, including any principal sums or sums paid to purchase any future rights of ownership.

5) Landlord agrees to allow tenant to cancel the lease, including the personal guarantee of this lease, in the event that the tenant is not able to operate the intended business due to any government action, including, but not limited to, local or state zoning laws, land use regulations, building codes, moratoriums, restrictions, city, county or state refusing to issue sales tax licenses or business licenses, change in federal enforcement policies, and distance requirements from other organizations like; dispensaries, growing operations, businesses or schools (i.e., 500 feet from a school).

6) Upon move in, Landlord warrants all building systems are in good working order, including, HVAC, plumbing and electrical. Any problems arising with these systems 60 days after first being used by the Tenant shall become the responsibility of the Tenant.

7) See Below.

SHOULD ANY PROVISION of this lease violate any federal, state or local law or ordinance, that provision shall be deemed to so comply with such law or ordinance, and shall be construed in a manner so as to comply.

This lease shall be binding on the parties, their personal representatives, successors and assigns.

When used herein, the singular shall include the plural, and the use of any gender shall apply to both genders.

LANDLORD: 1009 S Tejon, LLC	TENANT: Slam Enterprises, LLC
By: [signature]	By: MediDeme, LLC
Its: Manager	Its: Scott Sander, sole member

7) In the event the Tenant vacates the Premesis for any reason prior the Lease Termination date the Tenant shall be responsible to reimburse the Landlord for all unamortized Leasing commissions.

C:\Users\...\Desktop\THIRD DRAFT LEASE SLAM ENT 1004 South Tejon.doc

EXHIBIT "A"

LEGAL DESCRIPTION

East 100 Feet of Lots 17, 18 Blocks 9 South End Add Colorado Springs

Slam Enterprises, LLC

LEASE GUARANTY

This Lease Guaranty (hereinafter "Guaranty") is made by the undersigned individuals, Scott Saunders (collectively referred to hereafter as the "Guarantor"), to 1004 South Tejon, LLC, its successors and assigns (hereinafter "Landlord"), having its principal office at it's managing agent, Griffis/Blessing, Inc., 102 N. Cascade Avenue, Suite 550, Colorado Springs, CO 80903, as an inducement to Landlord to enter into the Lease dated the 11th day of December, 2012 between Landlord and _(hereinafter "Tenant"). As part of the aforedescribed Lease, Exhibits or Addenda may be executed contemporaneously with and/or subsequent to the execution of such Lease without affecting the validity of this Guaranty. It is the intent of the parties that this Guaranty extend to all obligations arising from the Lease and any existing or future Exhibits, amendments, or Addenda, all which shall hereafter be referred to as the "Lease" between Landlord and Tenant.

For good and valuable consideration, receipt of which is hereby acknowledged, Guarantor, as compensated guarantor, agree as follows:

1. **Guaranty.** Guarantor absolutely and unconditionally, without limitation as to the amount of liability, guarantees to Landlord that Tenant shall promptly and fully perform, pay and discharge all of its present and future liabilities, obligations and indebtedness to Landlord of whatever nature, including any and all extensions, renewals, or modifications thereof, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured, regardless of amount arising from the Lease, and any and all renewals, extensions and modifications thereof (all of which individually and collectively referred to as "Indebtedness").

2. **Guaranty of Payment.** This Guaranty is an absolute and unconditional guarantee of payment and not of collectability.

3. **Guaranty Unconditional.** The liability of Guarantor hereunder is not conditional or contingent upon the genuineness, validity, sufficiency or enforceability of the Indebtedness or any instruments or agreements related thereto (hereinafter collectively referred to as "Agreements") or any security or collateral therefor (hereinafter collectively referred to as "Collateral"), or any equipment or personal property secured by the Lease (hereinafter collectively referred to as the "Equipment"). Landlord shall not be required to (i) proceed against the Tenant by suit or otherwise, (ii) foreclose, proceed against, liquidate, release or exhaust any of the Agreements, Collateral or Equipment, or (ii) exercise, pursue or enforce any right or remedy Landlord may have against the Collateral, the Equipment, any other guarantor (whether hereunder or under a separate instrument), any other party, or otherwise, prior to proceeding against Guarantor.

4. **Agreement to Pay Attorneys' Fees.** If the Tenant fails to pay any Indebtedness promptly as the same becomes due, or otherwise fails to perform any obligation under the Lease, Guarantor agrees to pay on demand the entire Indebtedness together with interest thereon as provided in the Lease or any agreements evidencing the Indebtedness, and all losses, costs, attorneys' fees and expenses which may be suffered by Landlord by reason of the Tenant's default or the default of Guarantor hereunder, specifically including, but without limitation, all attorneys' fees and costs incurred by Landlord in pursuing collection of the Indebtedness from Tenant, and all attorneys' fees and costs incurred by Landlord in enforcing this Guaranty. Additionally, Guarantor agree to pay all expenses, including attorneys' fees and legal expenses, incurred by Landlord in any bankruptcy proceedings of any type involving such Guarantor, Tenant, the Indebtedness, or any Equipment subject to the Lease, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, use of or obtaining possession of the Equipment, or relating to any plan of reorganization.

5. **Waiver by Guarantor.** Guarantor expressly and absolutely, without affecting the liability of Guarantor hereunder:

(a) Waives notice of acceptance by Landlord of this Guaranty, the offer of guarantee contemplated by this Guaranty, or any other notice which may be required relative to the acceptance of this Guaranty;

(b) Waives demand, protest, notice of dishonor or nonpayment or presentment for payment of any Lease, agreement, or other evidence of the Indebtedness;

(c) Waives notice of the failure of any party to pay the Landlord any indebtedness held by Landlord as collateral for any Indebtedness;

(d) Waives notice of any kind in bringing and prosecuting any action on any Lease, the Agreements, or other evidence of the Indebtedness, diligence in connection with the collection on any Lease, or the Agreements, or other evidence of Indebtedness and the handling or re-leasing of any Equipment existing, or to exist, in connection therewith;

(e) Waives all offsets and counterclaims which Guarantor may at any time have to any claim of Landlord against the Tenant;

(f) Waives notice of transactions which have occurred under or relating to or affecting this Guaranty;

(g) Waives notice of any adverse change in the Tenant's condition, financial or otherwise, or of any other fact which might materially increase Guarantor's risk, whether or not Landlord has knowledge of the same; and

(h) Waives any right to require Landlord to exhaust any Collateral for the Indebtedness, re-lease or sell any Equipment or to first proceed against any other person or property, including, without limitation, any such rights arising pursuant to Colorado law or statute.

6. **Consent to Landlord's Acts.** Guarantor hereby authorizes and consents to Landlord at any time and from time to time, without notice or further consent of Guarantor shall not be released, diminished, impaired, reduced, exonerated, or affected by:

(a) The taking or accepting, or the failure by Landlord to take or accept, any other collateral or guarantee for the Indebtedness;

(b) The modification, extension, renewal or consolidation of any Lease agreement, or other evidence of the Indebtedness, to the granting of any other credit, execution of any other Lease and to the acceleration of maturity of the Indebtedness;

(c) Any complete or partial release, withdrawal, waiver, surrender, exchange, substitution, subordination, impairment, loss, compromise, or other modification of the Equipment or the Collateral or any collateral which may be taken by Landlord in the future, or any other guarantee at any time existing in connection with the Indebtedness;

(d) The complete or partial release or substitution of Tenant, Guarantor or any other guarantors on the Indebtedness;

(e) Any renewal, extension, modification, acceleration, consolidation, adjustment, indulgence, forbearance, waiver or compromise of the payment of any part or all of the Indebtedness, or any liability of Guarantor or any other party or any other guarantee therefore, or the performance of any covenant contained in any agreement had or to be had in connection with the Indebtedness, the Agreements, the Collateral or the Equipment, either with or without notice to or consent of Guarantor;

(f) Any neglect, delay, omission, failure, or refusal of Landlord to take or prosecute any action for the collection of the Indebtedness or any party thereof, or for the enforcement of any provisions of the Lease or other Agreements, or to re-lease, sell or exhaust, or take or prosecute any action in connection with any Collateral or Equipment existing or created in the future, or any guarantee of the Indebtedness;

(g) Taking possession of, modifying, repairing or re-leasing any Collateral or Equipment;

(h) Acceptance of any partial payments on the Indebtedness and the application of such partial payments to part of the Indebtedness; or

(i) Landlord's exercising any and all rights and remedies available to Landlord by law, at equity or agreement, even if the exercise thereof may affect, modify, or eliminate Guarantor's right of subrogation against the Tenant or any other party.

7. **Landlord's Remedies.** In the event Landlord obtains another guarantee for the Indebtedness or there is more than one guarantor under this Guaranty, Guarantor agree that Landlord, in its sole discretion, may (1) bring suit against Guarantor and/or the guarantors under any other guarantee, or any of the guarantors individually, for the Indebtedness, (2) compromise or settle with any one or more of Guarantor and/or the guarantors under any other guarantee for such consideration as Landlord my deem proper, and (3) release one or more of Guarantor and/or the guarantors under the other guarantee from liability. Guarantor further agree that such action shall not impair or affect the rights of Landlord to collect the entire indebtedness from Guarantor pursuant to this Guaranty.

8. **Application of Payments.** Without affecting any obligation created hereby or hereunder, Guarantor grants to Landlord full power and authority, in its discretion and at any time and in such manner and on such terms as it deems fit, with or without notice to Guarantor, to apply any one or more payments by, or recoveries from the Tenant or any guarantor or any sums realized from the Collateral or Equipment in such manner and in such order of priority as Landlord deems fit, whether or not such obligation is due at the time of such application.

9. **Term of Guaranty.** This Guaranty shall remain in full force and effect until all Indebtedness has been fully paid. No termination of this Guaranty by Guarantor shall be effective.

10. **Subrogation.** Guarantor will not exercise any right of subrogation it may acquire, by any payment hereunder or otherwise, unless and until all Indebtedness has been paid in full. If any amount is paid to Guarantor on account of such right of subrogation while any Indebtedness remains unpaid, such amount will be paid forthwith to Landlord to be credited against the Indebtedness, whether matured or unmatured.

11. **Cumulative Rights.** The rights and remedies herein conferred are cumulative and not exclusive of any other rights or remedies and shall be in addition to every other right, power and remedy herein or hereafter existing at law, in equity or by statute which Landlord might otherwise have and may be exercised from time to time and as often and in such order as may be deemed expedient by Landlord. No delay or omission by Landlord in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default or to be an acquiescence therein.

12. **Governing Law.** This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Colorado.

13. **Binding Effect.** This Guaranty may be executed and delivered to Landlord prior to the consummation of the Lease or Agreements constituting the Indebtedness. The Guaranty shall nonetheless be considered a binding, enforceable Guaranty upon its execution and delivery to Landlord.

14. **Entire Agreement.** This Guaranty constitutes the entire agreement between Landlord and Guarantor, constitutes all representations, express or implied, between Landlord and Guarantor and may not be altered, amended or modified except in writing signed by Landlord and Guarantor. All prior and contemporaneous agreements and representation, express or implied, are merged herein.

15. **Severability and Interpretation.** Each provision of this Guaranty is intended to be severable. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references in this Guaranty to the singular shall be deemed to include the plural when the context so requires, and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation. All references shall include the masculine, feminine and neuter when the context so requires.

16. **Continuing Guaranty.** All agreements, representations, warranties and covenants made herein by Guarantor shall survive the execution and delivery of this Guaranty and shall continue in effect so long as the Indebtedness or any portion thereof is outstanding and unpaid, notwithstanding any termination of the Guaranty. All agreements, representations, warranties, and covenants made herein by Guarantor shall survive any bankruptcy proceedings. This Guaranty shall bind the party making the same, and its successors, assigns, heirs, executors, and personal representatives. The death, insolvency, bankruptcy, disability, or lack of corporate power of Tenant, Guarantor, or any party at any time which is liable for the payment of any part or all of the Indebtedness will not affect this Guaranty.

17. **Joint and Several Liability.** The liability of each of the undersigned parties shall be joint and several. All of the agreements, obligations, representations, and warranties contained herein shall apply to each Guarantor.

18. **Jurisdiction of Colorado Courts.** Guarantor acknowledges that by execution and delivery of this Guaranty, Guarantor have transacted business in the State of Colorado and Guarantor hereby voluntarily submits himself to the jurisdiction of the courts located in the State of Colorado as to all matters relating to or arising from the Guaranty. Venue shall be exclusive to state courts in the County of El Paso, State of Colorado.

19. **Captions.** The captions or headings in this Guaranty are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Guaranty.

20. Termination Clause: Landlord agrees to allow tenant to cancel the lease, including the personal guarantee of this lease, in the event that the tenant is not able to operate the intended business due to any government action, including, but not limited to, local or state zoning laws, land use regulations, building codes, moratoriums, restrictions, city, county or state refusing to issue sales tax licenses or business licenses, change in federal enforcement policies, and distance requirements from other organizations like: dispensaries, growing operations, businesses or schools (i.e., 500 feet from a school).

Dated this 19th day of Dec, 2012

GUARANTOR:

Scott Saunders

Signature

1221 Hermosa Way

Address

C/S, CO 80905

Signature

Address

C:\Users\...\Desktop\THIRD DRAFT LEASE ... 1004 South ....doc

FIRST AMENDMENT TO STANDARD BUSINESS LEASE

(1004 South Tejon Street)

THIS FIRST AMENDMENT TO STANDARD BUSINESS LEASE ("Agreement") is entered into this 24th day of February, 2016, and effective March 1, 2016 ("Effective Date"), by and between **1000 S. Tejon, LLC, a Colorado limited liability company,** whose address is 102 N. Cascade Avenue, Suite 550, Colorado Springs, CO 80903 ("Landlord") and **Slam Enterprises, LLC, a Colorado limited liability company,** whose address is 1004 South Tejon Street, Colorado Springs, CO, 80903 ("Tenant").

RECITALS:

A. On December 19, 2012, Landlord and Tenant entered into that certain Standard Business Lease ("Lease") for the lease of approximately 2,446 rentable square feet of retail space located at 1004 South Tejon Street in the City of Colorado Springs, State of Colorado ("Premises").

B. Except as otherwise set forth herein, all capitalized terms used herein shall have the same meaning ascribed to them in the Lease. The term "Lease," as it appears herein, shall mean the Lease, any other documents evidencing, amending or modifying the Lease, and this Agreement.

C. Subject to the express terms and provisions herein, Landlord and Tenant desire to enter into this Agreement to amend the terms and provisions of the Lease to, among other things, (i) extend the Term of the Lease; and (ii) adjust the Base Rental.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. Incorporation. The above Recitals are hereby incorporated herein as if fully set forth in this section.

2. Amendment. The following terms and provisions of the Lease are amended as follows:

A. Base Rental. The third (3rd) full paragraph of the Lease is deleted in its entirety and substituting in replacement thereof the following:

> Said premises, with all the appurtenances, are leased to the Tenant for a period of five (5) years from March 1, 2016 through February 28, 2021, at and for a base rental rate for the full term of $201,000.00, payable monthly in advance, as follows ("Base Rental"):

Lease Year	Period	Base Rental
Lease Year 1	March 1, 2016 – February 28, 2017	$3,000 per month
Lease Year 2	March 1, 2017 – February 28, 2018	$3,175 per month
Lease Year 3	March 1, 2018 – February 28, 2019	$3,350 per month
Lease Year 4	March 1, 2019 – February 29, 2020	$3,525 per month
Lease Year 5	March 1, 2020 – February 28, 2021	$3,700 per month

B. Section 8. Operating Costs Improvements. Section 8(b) and Section 8(c) of the Lease are deleted in their entirety and substituting in replacement thereof the following:

> (b) As additional rent above and beyond the Base Rental, Landlord will bill Tenant monthly for real property taxes, insurance and administration fees, estimated for 2016 at $638 per month. These charges are subject to adjustment to the actual expenses.
>
> (c) Tenant will contract and pay directly for all utilities, inclusive of storm water/sewer, trash, snow removal, parking of maintenance, exterior lighting, roof and building maintenance, HVAC maintenance and all interior maintenance to the Premises of any nature. Tenant shall be responsible for all maintenance and repairs to the exterior and interior of the Premises, and Landlord shall be responsible for any necessary replacements at the Premises, other than caused by Tenant's acts or omissions.

C. New Section 20(8). A new subsection (8) is added to Section 20 of the Lease as follows:

> Section 20(8). Notwithstanding anything contained in the Lease to the contrary, Landlord at Landlord's sole cost and expense shall repaint the exterior of the building on or before August 31, 2016.

D. New Section 20(9). A new subsection (9) is added to Section 20 of the Lease as follows:

> Section 20(9). Notwithstanding anything contained in this Lease to the contrary, upon request from

Landlord, Tenant shall submit to Landlord current quarterly financing statements of (i) Tenant certified as correct by Tenant's chief financial officer, consisting of a balance sheet, income statement, profit and loss statement and gross sales of Tenant; and (ii) Scott Saunders ("Guarantor").

3. As-Is Condition. Tenant acknowledges that the use, occupancy, and possession of the Premises pursuant to the Lease is in an As-Is, Where-As condition, excepting latent or hidden defects in, and structural components of, the Premises and building systems servicing the Premises, not readily discoverable after the Effective Date but not later than ninety (90) days thereafter, and Tenant accepts the Premises in such condition, and acknowledges the Premises are in good order and satisfactory condition as of the date of this Agreement. As of the Effective Date, Tenant is not aware of any latent or hidden defects in, and structural components of, the Premises and building systems servicing the Premises.

4. Release.

A. Tenant. Tenant hereby remises, releases and forever discharges Landlord and its managers, members, officers, directors, agents, employees, attorneys, subsidiaries, affiliates, successors, assigns and any other person or entity acting for or on behalf of the Landlord, of and from any and all actions, causes of action, damages, demands, costs, expenses, claims, indebtedness, liabilities and obligations, arising out of or relating, in any manner whatsoever, to the Lease, and the Premises, prior to the date of this Agreement.

B. Landlord. Landlord hereby remises, releases and forever discharges Tenant and its managers, members, officers, directors, agents, employees, attorneys, subsidiaries, affiliates, successors, assigns and any other person or entity acting for or on behalf of the Tenant, of and from any and all actions, causes of action, damages, demands, costs, expenses, claims, indebtedness, liabilities and obligations, arising out of or relating, in any manner whatsoever, to the Lease, and the Premises, prior to the date of this Agreement.

6. Representations and Warranties of Tenant. Each individual executing this Agreement on behalf of Tenant represents and warrants (i) that he is duly authorized to execute and deliver this Agreement on behalf of Tenant in accordance with applicable governing documents; and (ii) that the Lease and this Agreement are binding upon and enforceable by Landlord against Tenant in accordance with its terms.

7. Brokers. Landlord and Tenant hereby agree that Alex Dumas, as a representative of Olive Real Estate Group, Inc., is acting as Tenant's agent ("Agent") and Landlord shall pay to Agent commission fees in an amount determined pursuant to a separate written agreement by and between Landlord and Agent. Except as provided above, Tenant and Landlord hereby represent and warrant to the other that it has not engaged any broker in connection with the negotiation and/or execution of this leasing transaction. Each party shall indemnify the other against any claim or expense, including without limitation, attorney's fees, paid or incurred by the indemnified party as a result of any claim for commissions or fees by any broker, finder or agent

other than stated above, whether or not meritorious, employed by the indemnifying party or claiming by, through or under the indemnifying party.

8. Ratification. Except as expressly provided herein, all other terms and provisions of the Lease are hereby ratified and reaffirmed by Landlord and Tenant, including without limitation, that certain Guaranty dated December 19, 2012 executed by the Guarantor.

9. Miscellaneous.

A. Amendments. No amendment to this Agreement shall be effective unless it shall be in writing and signed by the party against whom the enforcement thereof is sought.

B. Agreement Not Assignable. Except as permitted under Article 7 of the Lease, this Agreement and the rights hereunder shall not be assignable or transferable by operation of law or otherwise by either Landlord or Tenant without the prior written consent of the other party.

C. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and nothing herein, express or implied, shall give or be construed to give to any person or entity, other than the parties hereto, and any legal or equitable rights hereunder.

D. Entire Agreement. This Agreement, together with the Lease, contains the entire agreement and understanding between the parties. All prior representations, stipulations, warranties, agreements and understandings with respect to the subject matter of this Agreement are herewith merged.

E. Governing Law. This Agreement has been negotiated, executed and delivered within the State of Colorado, and shall be construed, interpreted and applied in accordance with the laws of the State of Colorado.

F. Expenses. Whether or not the transactions contemplated hereby are consummated, each party shall pay its own legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

G. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is declared by a court or competent jurisdiction to be invalid, illegal or unenforceable for any reason, such fact shall not affect the remaining provisions hereof or the application of such provisions to person of circumstances other than those to which it is held invalid, and in lieu of each such provision there shall be substituted a new provision as similar as possible to the provision declared invalid, illegal or unenforceable.

H. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of any party. Moreover, the failure of one party to perform or act in any one instance in strict accordance with the terms and provisions of this Agreement in response to or as a result of the other party's performance or act or nonperformance or non-action pursuant this Agreement shall

not constitute a waiver by the one party of the other party's future obligation, duty, or act required under this Agreement.

I. Execution in Counterparts. This Agreement, including facsimile copies of this Agreement, may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In the event facsimile copies of this Agreement are executed, the original signatures shall be compiled and attached to form the original Agreement.

J. Time of Essence. Time is of the essence to this Agreement.

K. Conflict. In the event there is any inconsistency between this Agreement and the Lease, the terms of this Agreement shall control.

L. Drafting. The parties hereto have participated in the drafting and negotiation of this Agreement, and it is agreed that any claim as to ambiguity shall not be construed for or against either party as a result of such drafting.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LANDLORD:

1000 S. Tejon, LLC,
a Colorado limited liability company

By: Griffis/Blessing, Inc.,
a Colorado corporation, as Managing Agent

By:
Its:

TENANT:

Slam Enterprises, LLC,
a Colorado limited liability company,

By: Medihemp, LLC,
a Colorado limited liability company

By:
Scott Saunders, Sole Member

GUARANTOR:

Scott Saunders

SECOND AMENDMENT TO
STANDARD BUSINESS LEASE
DATED 12/19/2012

The Second Amendment to Standard Business Lease ("Agreement") is entered into this 1st day of April, 2020 ("Effective Date"), by and between **HAUBERK, LLC**, a Colorado Limited Liability Company, whose address is 1308 West Colorado Avenue, Colorado Springs, Colorado 80904 ("Landlord") and **SLAM ENTERPRISES, LLC**, a Colorado Limited Liability Company, whose address is 1004 S. Tejon Street, Colorado Springs, Colorado 80904 ("Tenant").

Subject to the terms and provisions herein, the Landlord and Tenant desire to enter into this Agreement to extend the term of the Agreement as follows:

Lease Year	Period	Base Rent
Lease Year 5	April 1, 2020	$3700.00/Mo.
	April 30, 2021	

Additional rent charges for the period shall be 765.00/month subject to adjustment based on actual expenses.

All other terms and conditions contained in the Standard Business Lease dated 12/19/12 and the First Amendment to Standard Business Lease dated 2/12/16 shall remain in full force and effect.

"Landlord"

By: [signature]
Steve Hammond, Manager

"Tenant"

By: Roger Scott Saunders
Its: Managing member

THIRD AMENDMENT TO STANDARD BUSINESS LEASE DATED 12/19/2012

The Third Amendment to Standard Business Lease ("Agreement") is entered into this 1st day of February, 2021 ("Effective Date"), by and between **HAUBERK, LLC**, a Colorado Limited Liability Company, whose address is 1308 West Colorado Avenue, Colorado Springs, Colorado 80904 ("Landlord") and **SLAM ENTERPRISES, LLC**, a Colorado Limited Liability Company, whose address is 1004 S. Tejon Street, Colorado Springs, Colorado 80904 ("Tenant").

Subject to the terms and provisions herein, the Landlord and Tenant desire to enter into this Agreement to extend the term of the Agreement as follows:

Lease Year	Period	Base Rent
Lease Year 1	May 01, 2020	$3700.00/Mo.
	April 30, 2022	

Additional rent charges (NNN) for the period shall be 765.00/month subject to adjustment based on actual expenses.

All other terms and conditions contained in the Standard Business Lease dated 12/19/12 and the First Amendment to Standard Business Lease dated 2/12/16 shall remain in full force and effect.

"Landlord"

By: [signature] 2/11/21
Steve Hammond, Manager

"Tenant"

SLAM Enterprises, LLC
By: [signature]
Its: Managing-Member 2/11/2021

Assignment and Assumption Agreement with Novation

This Assignment and Assumption Agreement with Novation ("**Agreement**") dated March 1, 2021, is entered into by and among Medical Cannabis Caregivers, LLC, a Colorado Limited Liability Company, with offices located at 1004 S. Tejon Street, Colorado Springs, CO 80903 ("**Assigning Party**"), and Hollister & Blacksmith, Inc., a Colorado corporation, *doing business as* American Cannabis Company, a wholly owned subsidiary of American Cannabis Company, Inc. a Delaware corporation, with offices located at 2590 Walnut Street, #6, Denver, CO 80205 ("**Assuming Party**"), and Farrio, LLC, a Colorado Limited Liability Company, with offices located at P.O. Box 38245, Colorado Springs, CO 80937 ("**Remaining Party**").

WHEREAS, Assigning Party desires to assign all of its rights and delegate it's duties to Assuming Party all of its obligations under that certain lease as described on Schedule 1 (collectively "**Assigned Contracts**"); and,

WHEREAS, Assuming Party desires to accept such assignment of rights and delegation of duties under the Assigned Contracts; and,

WHEREAS, Remaining Party desires to release Assigning Party from its duties and obligations under the Assigned Contracts and substitute Assuming Party as a party to the Assigned Contracts in Assigning Party's place.

NOW, THEREFORE, in consideration of the mutual terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

1.1 Assignment. Assigning Party irrevocably sells, assigns, grants, conveys, and transfers to Assuming Party all of Assigning Party's right, title, and interest in and to the Assigned Contracts.

1.2 Assumption. Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party's duties, liabilities, and obligations under the Assigned Contracts, and agrees to pay, perform, and discharge all of the obligations of Assigning Party under the Assigned Contracts accruing on and after the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party (**"Effective Date"**).

2. Novation.

2.1 Release.

(a) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Remaining Party releases and forever discharges Assigning Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Remaining Party has or may have had against any of the foregoing persons, arising out of or in any way

connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

(b) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Assigning Party releases and forever discharges Remaining Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Assigning Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

2.2 Substitution. The parties intend that this Agreement is a novation and that the Assuming Party be substituted for the Assigning Party. Remaining Party recognizes Assuming Party as Assigning Party's successor-in-interest in and to the Assigned Contracts. Assuming Party by this Agreement becomes entitled to all right, title, and interest of Assigning Party in and to the Assigned Contracts in as much as Assuming Party is the substituted party to the Assigned Contracts as of and after the Effective Date. Remaining Party and Assuming Party shall be bound by the terms of the Assigned Contracts in every way as if Assuming Party is named in the novated Assigned Contracts in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party to Remaining Party which has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Assuming Party and Remaining Party agree becomes the sole responsibility of Assuming Party and not of Assigning Party (whether or not such amounts were incurred before or after the Effective Date).

3. Refund of Deposits and Other Monies. Assigning Party has given a deposit to Remaining Party or deposited monies in escrow in the amount of $2,500.00, and last month's rent in the amount of $2,814.00. Remaining Party shall maintain the monies for the benefit and account of the Assuming Party on the Effective Date.

4. Consideration. Assuming Party agrees to pay Assigning Party consideration for this Agreement as is more fully set out in the Asset Purchase Agreement between Assigning Party and Assuming Party.

5. Representations and Warranties.

5.1 Assigning Party's Representations and Warranties. Assigning Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f) It is the sole legal and beneficial owner of all the rights under the Assigned Contracts on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance [except as may be disclosed on Schedule 2].

(g) None of the Assigned Contracts have been amended or modified as of the Effective Date [except as may be disclosed on Schedule 2].

(h) The Assigned Contracts are in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Contracts. There are no material disputes pending or, to its knowledge, threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Contracts that are required to be performed on or before the Effective Date.

5.2 Assuming Party's Representations and Warranties. Assuming Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado as to Hollister & Blacksmith, Inc., and Delaware as to American Cannabis Company, Inc.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

6. Indemnification.

6.1 Assigning Party/Assuming Party/Mutual Indemnification. Subject to the terms and conditions set forth in Section 6.2, Assigning Party and Assuming Party (each an "**Indemnifying Party**") shall indemnify, hold harmless, and defend each other and their respective officers, directors, managers, members, shareholders, partners, employees, agents, affiliates, successors, and permitted assigns (collectively, an "**Indemnified Party**") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are incurred by an Indemnified Party in a final non-appealable judgment (collectively, "**Losses**"), relating to or arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise ("**Claim**") or any direct Claim against Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under set forth in this Agreement by Indemnifying Party or its representatives;

(b) any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives (including any reckless or willful misconduct); or,

(d) any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

6.2 Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party's:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith failure to materially comply with any of its material obligations set forth in this Agreement.

6.3 Sole Remedy. THIS SECTION 6 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 6.

7. Miscellaneous.

7.1 Further Assurances. On the other party's reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

7.2 Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive for a period of twelve (12) months after Effective Date; and (b) Sections 1, 2 and 6 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, will survive for a period of twelve (12) months after the Effective Date.

7.3 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "**Notice**") in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on confirmed receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Notice to Assigning Party:	1004 S. Tejon Street, Colorado Springs, CO 80903
	Facsimile:
	Email: rssriparian@gmail.com
	Attention: Scott Saunders, Manager
Notice to Assuming Party:	2590 Walnut Street, #6, Denver, CO 80205
	Facsimile:
	Email: buffalo@americancannabisconsulting.com
	Attention: Principal Executive Officer
Notice to Remaining Party:	5875 Lehman Drive, Ste. 200; Colorado Springs, CO 80918

Facsimile:

Email:

Attention: Brian Langmeler, Manager

7.4 Interpretation. For purposes of this Agreement: (a) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

7.5 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

7.6 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

7.8 Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

7.9 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

7.10 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Despite the previous sentence, the parties intend that Indemnified Party's rights under Section 6 are its exclusive remedies for the events specified therein.

7.11 Equitable Remedies. Each of Assigning Party and Assuming Party acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to Assuming Party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach occurs, Assuming Party will, in addition to any and all other rights and remedies that may be available to it arising from such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

7.12 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective and permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

7.13 Choice of Law. This Agreement and all related documents including all exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Colorado, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Colorado.

7.14 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the

other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.15 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. [EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IF OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.16 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the March 1, 2021.

SLAM ENTERPRISES, LLC

By: [signature]

Name: SCOTT SAUNDERS

Title: Manager

HOLLISTER & BLACKSMITH, INC., dba, AMERICAN CANNABIS COMPANY

By [signature]

Name: TERRY BUFFALO

Title: Principal Executive Officer

FARRIO, LLC

By [signature]

Name: Pete Youngworth

Title: Manager

SCHEDULE 1

ASSIGNED CONTRACT, AS AMENDED

ATTACHED HERETO

COMMERCIAL LEASE

This lease, made and entered into at Colorado Springs, Colorado, this July 1st, 2017, by and between

LANDLORD: ***Fario, LLC***

and

TENANT: Slem Enterprises, LLC

Guarantor: Scott Saunders

Landlord hereby leases to Tenant the following:

Suite D (the Premises) ***2727 Palmer Park Blvd.*** (the Building) in Colorado Springs, Colorado.

This lease is for a term commencing July 1st, 2017 and continuing through June 30th, 2020 at a Monthly Base Rental as follows:

July 1st, 2017- June 30th, 2018	$976.80/month
July 1st, 2018- June 30th, 2019	$1006.10/month
July 1st, 2019-June 30th, 2020	$1036.40/month

In addition to base monthly rent, Tenant shall pay their proportionate share of the Building's Utilities on a monthly basis. Tenant's Proportion Share of Utility Expenses shall be 10% of total utility bill.

Bounced rent checks will cost the Tenant an additional $30.00 fee plus late fees.

Rent is payable in advance on the first day of each month commencing July 1st, 2017

Landlord and Tenant covenant and agree as follows:

1.1 Delivery of Possession.
Should Landlord be unable to deliver possession of the Premises on the date fixed for the commencement of the term, commencement will be deferred and Tenant shall owe no rent until notice from Landlord tendering possession to Tenant. If possession is not so tendered within 90 days following commencement of the term, then Tenant may elect to cancel this lease by notice to Landlord within 10 days following expiration of the 90 day period. Landlord shall have no liability to Tenant for delay in delivering possession, nor shall such delay extend the term of this lease in any manner unless the parties execute a written extension agreement.-

2.1 Rent Payment.
Tenant shall pay the Base Rent for the Premises and any additional rent provided herein without deduction or offset. Rent for any partial month during the lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises. Additional rent means any other sums payable by Tenant to Landlord under this Lease. **Rent not paid when due shall bear an initial late fee of $25.00 if not received by the 5th day of the month and shall bear an additional $10.00 late fee per day until the payment is received in full, without waiving any other remedies available for default. Tenant shall pay these late fees promptly as additional rent.**

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Failure to impose a late charge shall not be a waiver of Landlord's rights hereunder.

3.1 Security Deposit.

Upon execution of the lease Tenant has paid the Base Rent for the first full month of the lease term for which rent is payable and in addition has paid the sum of $375.00 (Paid on original lease). Landlord shall not be required to pay any interest to Tenant on the funds held as a security deposit. Landlord may apply the security deposit to pay the cost of performing any obligation which Tenant fails to perform within the time required by this lease, but such application by Landlord shall not be the exclusive remedy for Tenant's default. If the security deposit is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the security deposit to its original amount. To the extent not applied by Landlord to cure defaults by Tenant, the security deposit shall be refunded within 14-days after the expiration of the lease and the premises has been vacated.

4.1 Use.

Tenant shall use the Premises as business for RETAIL SPACE_and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules and regulations of any public authority and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, or vibrations to be emitted from the Premises. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building.

4.2 Equipment.

Tenant shall install in the Premises only such office equipment as is customary for general office use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building.

4.3 Signs.

No signs, awnings, antennas, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises without Landlord's written approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof.

5.1 Utilities and Services.

Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned) during the normal Building hours as established by Owner. Common area janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall be responsible for its own janitorial service within the Premises. Tenant shall comply with all governmental laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this lease. Landlord shall take all reasonable steps to correct any interruptions in service. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises.

5.2 Extra Usage.

If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this paragraph, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one half of the cost of such determination.-

5.3 Security.

Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the leased Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or

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amount of security measures or services provided to the Building or the Premises at any time.

6.1 Maintenance and Repair.

Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs, and Landlord shall have no liability for interference with Tenant's use because of repairs and installations. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy, and no such interruption or reduction shall be construed as a constructive or other eviction of Tenant. Repair of damage caused by negligent or intentional acts or breach of this lease by Tenant, its employees or invitees shall be at Tenant's expense.

6.2 Alterations.

Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may be withheld in Landlord's sole discretion. Any such improvements, alterations, wiring, cables or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of non-responsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises.

7.1 Indemnity.

Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities. Tenant shall indemnify and defend Landlord and its managing agents from any claim, liability, damage, or loss occurring on the Premises, arising out of any activity by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease. Neither Landlord nor its managing agent shall have any liability to Tenant because of loss or damage to Tenant's property or for death or bodily injury caused by the acts or omissions of other Tenants of the Building, or by third parties (including criminal acts).

7.2 Insurance.

Tenant shall carry liability insurance with limits of not less than **One Million Dollars ($1,000,000)** combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under paragraph 7.1 of this lease and be in form and with companies reasonably acceptable to Owner. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without 10 days advance notice to Landlord and Landlord's managing agent, if any. A renewal certificate shall be furnished at least 10 days prior to expiration of any policy.

8.1 Fire or Casualty.

"Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the predamage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this lease by notice in writing to the Tenant within 30 days after such date. If this lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not useable by Tenant.-

8.2 Waiver of Subrogation.

Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are or could be covered by a special all risk property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss. This waiver is binding only if it does not invalidate the insurance coverage of either party hereto.

9.1 Eminent Domain.

If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that possession is taken by the condemning authority. Rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the

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Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 Assignment and Subletting.

This lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns, provided that Tenant shall not assign its interest under this lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law including but not limited to mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If Tenant proposes a subletting or assignment to which Landlord is required to consent under this paragraph, Landlord shall have the option of terminating this lease and dealing directly with the proposed subtenant or assignee, or any third party. If an assignment or subletting is permitted, any cash profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant. Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorneys' fees.

11.1 Default.

Any of the following shall constitute a default by Tenant under this lease:

(a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 10 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 10 day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good, faith and with reasonable diligence to effect compliance as soon as possible. Time is of the essence of this lease.-

(b) Tenant's insolvency, business failure or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant's properties or financial records.

(c) Assignment or subletting by Tenant in violation of paragraph 10.1.

(d) Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within 20 days after notice from Landlord tendering possession.

11.2 Remedies for Default.

In case of default as described in paragraph 11.1 Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

(a) Landlord may at its option terminate the lease by notice to Tenant. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

(b) Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, lease commissions paid for this lease, and the unamortized cost of any tenant improvements installed by Landlord to meet Tenant's special requirements. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease. Such damages shall be measured by the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

(c) Landlord may make any payment or perform any obligation which Tenant has failed to perform, in which case Landlord shall be entitled to recover from Tenant upon demand all amounts so expended, plus interest from the date of the expenditure at the rate of oneand-one-half percent per month. Any such payment or performance by Landlord shall not waive Tenant's default.-

12.1 Surrender.

On expiration or early termination of this lease Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this lease except that rent shall be oneand-one-half times the total rent being charged when the lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii)

Please initial

Landlord Tenant

to eject Tenant from the Premises and recover damages caused by wrongful holdover.-

13.1 Regulations.

Landlord shall have the right but shall not be obligated to make, revise and enforce regulations or policies consistent with this lease for the purpose of promoting safety, health (including moving, use of common areas and prohibition of smoking), order, economy, cleanliness, and good service to all tenants of the Building. All such regulations and policies shall be complied with as if part of this lease.

14.1 Access.

During times other than normal Building hours Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers.

14.2 Furniture and Bulky Articles.

Tenant shall move furniture and bulky articles in and out of the Building or make independent use of the elevators only at times approved by Landlord following at least 24 hours written notice to Landlord of the intended move. Landlord will not unreasonably withhold its consent under this paragraph.

15.1 Notices.

Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1 Subordination and Attornment.

This lease shall be subject to and subordinate to any mortgages, deeds of trust, or land sale contracts (here after collectively referred to as encumbrances) now existing against the Building. At Landlord's option this lease shall be subject and subordinate to any future encumbrance hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2 Transfer of Building.

If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the lessor under this lease, and, provided the purchaser or transferee assumes all obligations hereunder, the transferor shall have no further liability hereunder.

16.3 Estoppels.

Either party will within 10 days after notice from the other execute, acknowledge and deliver to the other party a certificate certifying whether or not this lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the holder of any encumbrance, or any ground lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this lease.

17.1 Attorneys' Fees.

In any litigation arising out of this lease, the prevailing party shall be entitled to recover attorneys' fees at trial and on any appeal. If Landlord incurs attorneys' fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.

18.1 Quiet Enjoyment.

Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord. Neither Landlord nor its managing agent shall have any liability to Tenant for loss or damages arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for any reason which exceeds the value of its interest in the Building.

Please Initial

Landlord Tenant

19.1 Complete Agreement; No Implied Covenants.

This lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

19.2 Smoking is not permitted in the building.
19.3 Tenant is required to provide a fire extinguisher in their office space.
20.1 Space Leased AS IS.

Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

20.2 Captions.

The titles to the paragraphs of this lease are descriptive only and are not intended to change or influence the meaning of any paragraph or to be part of this lease.

20.3 Nonwaiver.

Failure by Landlord to promptly enforce any regulation, remedy or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

20.4 Exhibits.

The following Exhibits are attached hereto and incorporated as a part of this lease: Exhibit "A"
Exhibit B may follow exhibit A.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.

LANDLORD: Parrio, LLC

Address for notices:
P.O. Box 38245 Colorado Springs, CO 80937

Tenant: Slam Enterprizes, LLC, 2727 Palmer Park Unit #D Colorado Springs, CO 80909 719-660-4532

Guarantor: Scott Saunders

Managing Member

Please Initial

Landlord Tenant

ADDENDUM 1

Addendum to that certain Lease Agreement between Slam Enterprises, LLC as Tenant, and Farrio LLC as Landlord, dated July 1, 2017, which commenced July 1, 2017 and ending June 30, 2020.

Tenant and Landlord wish to extend lease starting July 1, 2020 and ending June 30, 2021.

Rent to be: July 1, 2020– June 30, 2021 $1,069.55 per month

All other terms of the lease to remain the same.

7/10/19

Dated this 10th day of July, 2019
Farrio LLC

Scott Saunders

ADDENDUM 2

Addendum to that certain Lease Agreement between Slam Enterprises, Inc. as Tenant, and Farrio LLC as Landlord, dated June 1, 2017, which commenced June 1, 2017 and ending June 30, 2020.

Tenant and Landlord wish to extend lease period for one additional year starting July 1, 2021 and ending June 30, 2022 in Suite D at 2727 Palmer Park Blvd.

July 1, 2021-June 30, 2022 $1069.00 per month

All other terms of the lease to remain the same.

Slam Enterprises, LLC
Scott Saunda, Managing Member
Slam Enterprises, Inc.

Dated this 12th day of February, 2021
Pete Youngwerth

Farrio LLC

March 3, 2021

To Whom It May Concern

Ref: Medical Marijuana Business Use Authorization

Farrio, LLC is the landlord for the property located at:

2727 Palmer Park Blvd., Unit D
Colorado Springs, CO 80909

This property is leased to Hollister & Blacksmith, Inc., dba American Cannabis Company. Farrio, LLC gives consent for Hollister & Blacksmith to use said premises for Medical Marijuana business use operating within state and local laws and regulations.

Farrio, LLC

Pete Youngworth, Manager

SCHEDULE 2

LIEN, SECURITY INTEREST, CHARGE, OR ENCUMBRANCE

AMENDMENTS AND MODIFICATIONS

NONE.

Assignment and Assumption Agreement with Novation

This Assignment and Assumption Agreement with Novation ("**Agreement**") dated March 1, 2021, is entered into by and among Medical Cannabis Caregivers, LLC, a Colorado Limited Liability Company, with offices located at 1004 S. Tejon Street, Colorado Springs, CO 80903 ("**Assigning Party**"), and Hollister & Blacksmith, Inc., a Colorado corporation, *dba* American Cannabis Company, a wholly owned subsidiary of American Cannabis Company, Inc. a Delaware corporation, with offices located at 2590 Walnut Street, #6, Denver, CO 80205 ("**Assuming Party**"), and Barton Towers, LLC, a Colorado Limited Liability Company, with offices located at 5875 Lehman Dr. Suite 200 Colorado Springs, CO 80918 ("**Remaining Party**").

WHEREAS, Assigning Party desires to assign all of its rights and delegate to Assuming Party all of its obligations under that certain lease as described on Schedule 1 (collectively "**Assigned Contracts**"); and,

WHEREAS, Assuming Party desires to accept such assignment of rights and delegation of duties under the Assigned Contracts; and,

WHEREAS, Remaining Party desires to release Assigning Party from its obligations under the Assigned Contracts and substitute Assuming Party as a party to the Assigned Contracts in Assigning Party's place.

NOW, THEREFORE, in consideration of the mutual terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. <u>Assignment and Assumption</u>.

1.1 <u>Assignment</u>. Assigning Party irrevocably sells, assigns, grants, conveys, and transfers to Assuming Party all of Assigning Party's right, title, and interest in and to the Assigned Contracts.

1.2 <u>Assumption</u>. Assuming Party unconditionally accepts such assignment and assumes all of Assigning Party's duties, liabilities, and obligations under the Assigned Contracts, and agrees to pay, perform, and discharge all of the obligations of Assigning Party under the Assigned Contracts accruing on and after the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party (**"Effective Date"**).

2. <u>Novation</u>.

2.1 <u>Release</u>.

(a) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Remaining Party releases and forever discharges Assigning Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Remaining Party has

or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

(b) Subject to the Closing of the Asset Purchase Agreement between Assigning Party and Assuming Party, and after the Effective Date, Assigning Party releases and forever discharges Remaining Party, as well as its members, managers, officers, employees, agents and representatives, from all further obligations arising under the Assigned Contracts, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that Assigning Party has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contracts on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of Remaining Party or Assigning Party due to be performed before the Effective Date.

2.2 Substitution. The parties intend that this Agreement is a novation and that the Assuming Party be substituted for the Assigning Party. Remaining Party recognizes Assuming Party as Assigning Party's successor-in-interest in and to the Assigned Contracts. Assuming Party by this Agreement becomes entitled to all right, title, and interest of Assigning Party in and to the Assigned Contracts in as much as Assuming Party is the substituted party to the Assigned Contracts as of and after the Effective Date. Remaining Party and Assuming Party shall be bound by the terms of the Assigned Contracts in every way as if Assuming Party is named in the novated Assigned Contracts in place of Assigning Party as a party thereto. Assigning Party represents and warrants that there is no payment or other liability of Assigning Party to Remaining Party which has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Assuming Party and Remaining Party agree becomes the sole responsibility of Assuming Party and not of Assigning Party (whether or not such amounts were incurred before or after the Effective Date).

3. Refund of Deposits and Other Monies. Assigning Party has given a deposit to Remaining Party or deposited monies in escrow in the amount of $2,500.00, and last month's rent in the amount of $2,814.00. Remaining Party shall maintain the monies for the benefit and account of the Assuming Party on the Effective Date.

4. Consideration. Assuming Party agrees to pay Assigning Party consideration for this Agreement as is more fully set out in the Asset Purchase Agreement between Assigning Party and Assuming Party.

5. Representations and Warranties.

5.1 Assigning Party's Representations and Warranties. Assigning Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assigning Party, enforceable against it in accordance with its terms and not subject to defenses.

(f) It is the sole legal and beneficial owner of all the rights under the Assigned Contracts on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance [except as may be disclosed on Schedule 2].

(g) None of the Assigned Contracts have been amended or modified as of the Effective Date [except as may be disclosed on Schedule 2].

(h) The Assigned Contracts are in full force and effect on the Effective Date. No event or condition has occurred that is, or with notice or passage of time would be, an event of default or termination under any of the Assigned Contracts. There are no material disputes pending or, to its knowledge, threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Contracts that are required to be performed on or before the Effective Date.

5.2 Assuming Party's Representations and Warranties. Assuming Party represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Colorado as to Hollister & Blacksmith, Inc., and Delaware as to American Cannabis Company, Inc.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required for purposes of this Agreement.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Assuming Party, enforceable against it in accordance with its terms.

6. Indemnification.

6.1 Assigning Party/Assuming Party/Mutual Indemnification. Subject to the terms and conditions set forth in Section 6.2, Assigning Party and Assuming Party (each an "**Indemnifying Party**") shall indemnify, hold harmless, and defend each other and their respective officers, directors, managers, members, shareholders, partners, employees, agents, affiliates, successors, and permitted assigns (collectively, an "**Indemnified Party**") against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are incurred by an Indemnified Party in a final non-appealable judgment (collectively, "**Losses**"), relating to or arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or other, whether at law, in equity, or otherwise ("**Claim**") or any direct Claim against Indemnifying Party alleging:

(a) A material breach or non-fulfillment of any material representation, warranty, or covenant under set forth in this Agreement by Indemnifying Party or its representatives;

(b) any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement; or

(c) any bodily injury, death of any person, or damage to real or tangible personal property caused by the grossly negligent or more culpable acts or omissions of Indemnifying Party or its representatives (including any reckless or willful misconduct); or,

(d) any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

6.2 Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or corresponding Losses arise out of or result from, in whole or in part, Indemnified Party's:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith failure to materially comply with any of its material obligations set forth in this Agreement.

6.3 Sole Remedy. THIS SECTION 6 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 6.

7. Miscellaneous.

7.1 Further Assurances. On the other party's reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

7.2 Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein will survive for a period of twelve (12) months after Effective Date; and (b) Sections 1, 2 and 6 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, will survive for a period of twelve (12) months after the Effective Date.

7.3 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "**Notice**") in writing and addressed to the other party at its address set forth below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on confirmed receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

Notice to Assigning Party:	1004 S. Tejon Street, Colorado Springs, CO 80903
	Facsimile:
	Email: rssriparian@gmail.com
	Attention: Scott Saunders, Manager
Notice to Assuming Party:	2590 Walnut Street, #6, Denver, CO 80205
	Facsimile:
	Email: buffalo@americancannabisconsulting.com
	Attention: Principal Executive Officer
Notice to Remaining Party:	5875 Lehman Drive, Ste. 200; Colorado Springs, CO 80918

Facsimile:

Email:

Attention: Brian Langmeler, Manager

7.4 Interpretation. For purposes of this Agreement: (a) the words "include," "includes," and "including" are deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto," and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.

7.5 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

7.6 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.7 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

7.8 Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

7.9 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement, and signed by an authorized representative of the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii) any act, omission, or course of dealing between the parties.

7.10 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by either party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties, or otherwise. Despite the previous sentence, the parties intend that Indemnified Party's rights under Section 6 are its exclusive remedies for the events specified therein.

7.11 Equitable Remedies. Each of Assigning Party and Assuming Party acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to Assuming Party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach occurs, Assuming Party will, in addition to any and all other rights and remedies that may be available to it arising from such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

7.12 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective and permitted successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

7.13 Choice of Law. This Agreement and all related documents including all exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Colorado, United States of America (including its statutes of limitations), without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Colorado.

7.14 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the

other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs, and any appellate court from any thereof. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation, or proceeding only in the US District Court for the District of Colorado or, if such court does not have subject matter jurisdiction, the courts of the State of Colorado sitting in Colorado Springs. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

7.15 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. [EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IF OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.16 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together are deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of MARCH 1, 2021.

BCDICAL CANNABIS CAREGIVERS, LLC

By

Name: SCOTT SAUNDERS

Title: Manager

HOLLISTER & BLACKSMITH, INC., dba, AMERICAN CANNABIS COMPANY

By

Name: TERRY BUFFALO

Title: Principal Executive Officer

BARTON TOWERS, LLC

By

~~Name: BRIAN LANGMEIER~~ Langemeier

Title: Manager Douglas H. Barton Owner

SCHEDULE 1

ASSIGNED CONTRACTS

ATTACHED HERETO

SCHEDULE 2

LIEN, SECURITY INTEREST, CHARGE, OR ENCUMBRANCE

AMENDMENTS AND MODIFICATIONS

NONE.

5875 N Lehman Drive Suite 100 Colorado Springs

Commercial Lease Addendum

October 25 , 2017

This lease shall relate to the lease of space at 5875 Lehman Dr. Suite 100. Colorado Springs, CO. 80918.

This executed lease agreement will constitute a binding agreement between the parties. The basic terms of the lease are as follows:

1. Landlord : Barton Towers

5875 Lehman Dr. Suite 200

Colorado Springs, CO. 80918

2. Tenant : MC caregivers

1004 S Tejon St.

Colorado Springs, CO 80903

3. Effective date: November 10, 2017

4. Premises: Approximately 1300 square feet of office space on the first floor of 5875 Lehman Drive.

Colorado Springs, CO 80918

5. Permitted use of premises: Tenant shall use the premises as a medical marijuana dispensary Only. Tenant may not make any edibles on site. No oil extraction, cooking, smoking or growing is . Permitted on site. At no time will the space be used as a recreational marijuana facility without prior written consent of the landlord.

6. Landlord work: Landlord shall ensure the lower level door on the north end of the building Where there is ramp access, opens fully and remains unlocked during business hours to allow for wheelchair access for tenants clients. This may require the relocation and/or re-engineering

of a sump pump. Landlord will make these changes at Landlord's expense.

Other than the lower-level door, Landlord will deliver the space in as-is condition.

7. Tenant Work; Tenant will be allowed to install security measures, such as motion and Pressure sensors above the drop ceiling, cameras, alarms, bars on the inside of the Windows in it's space as well as window panels painted to match the exterior of the building and block the view into Tenant's space.

Tenant will be allowed to install security apparatus in the common areas (such as In the drop ceiling over the bathrooms and hallway and outside of it's door) so long as it is Not disruptive to other tenants

Tenant will install a commercial charcoal filtration system on the HVAC system to contain And control any odors. Landlord will provide an allowance of up to half of the total installed Cost of the filtration system not to exceed 1000.00$ (Landlord Portion). The system Will be installed within 30 days of tenant occupying the space. If additional odor filtration is deemed necessary by the landlord , the landlord may install an additional filtration system In the rented space at landlord's expense.

8. Security: Tenant will employ a security company and report any alarms immediately To the landlord. The security service will arrive to the location within 10 minutes to any alarms. Tenant will pay for repairs for any damage to exterior or interior of the building caused by attempted break ins to the entire building or to their unit that exceeds the amount of the security deposit. Any amount of the security deposit used to pay for repairs must be replenished within (30) thirty days. All applicable Colorado State Laws related to the operation of a medical marijuana clinic will be adhered to. If MC Caregivers terminates the lease early for any reason , tenant will reimburse landlord for Real Estate commissions paid, for time not used. For example , if the lease is terminated after 1 year, only 20 percent of the

5-year lease has been fulfilled but landlord has paid 6 percent Real estate commission based Upon the total rent payable for 5 years. In this example, tenant would reimburse landlord for 80 percent of commissions already paid at lease inception.

9. Signage: Tenant will be allowed permanent signage at the building. Landlord will review and approve the permanent sign and its location. Additionally, Tenant will be allowed to place temporary and directional signs in the parking lot and at the Lehman entrance. Such temporary signage will not be restricted by Landlord for the first 90 days of the Tenant's occupancy(not possession) so that existing clients will be able to find the business in it's new home.

10: Lease term: Sixty-two (62) months

11. Option: Tenant shall have one (1) successive option to extend the lease term for a period of Sixty (60) months at the then rate with continuing annual escalations of 3% compounded per year. Therefore, rents for the second 60 months will be as follows:

Year 6	$ 2898.00 per month
Year 7	$ 2985.00 per month
Year 8	$3075.00 per month
Year 9	$3167.00 per month
Year 10	$3262.00 per month

12. Rent commencement date: Tennant shall have a rent abatement period of two (2) months. Tenant shall begin paying full rent Jan. 1, 2018

13. Delivery date: Landlord shall deliver the premises for possession to the tenant on or about November 1, 2017, subject to a fully executed lease.

Tenant will begin process of transferring its medical marijuana license to the new location immediately upon lease execution, but will not begin work on the space prior to Nov. 15, 2017.

14. Contingency: This lease shall be contingent upon Tenant successfully transferring its medical Marijuana license to the new location. In the event Tenant is not granted a license transfer Tenant may terminate the lease with payment of 2 months rent and reimbursement of any Landlord paid lease commissions.

15. Rent: Tenant shall pay $2500.00 per month gross rent with 3% annual escalations. Rent shall be due by noon of the first day of each month. If the first of the month shall fall on a Saturday, Sunday or holiday for the succeeding month, rent shall be due on the business day immediately proceeding. Rent is considered late if not paid in full by noon on the 5th of the month. Late fees of $50.00 per day will accrue until rent and late fees are paid in full. Rent is to be paid by check to " Berton Tower, LLC". No cash payments are accepted.

Year 1	$2500.00 per month
Year 2	$2575.00 per month
Year 3	$2652.00 per month
Year 4	$2732.00 per month
Year 5	$2814.00 per month

16. Insurance expense: Tenant shall maintain a general liability insurance policy that covers fire, theft And general liability. Landlord shall be listed as a specifically endorsed party on the aforementioned insurance policy. Landlord assumes no liability for any adverse reactions or other issues related to Tenant's customers use or consumption of products or any other activities conducted in the rented Space.

17. Utilities: All utilities, except phone and internet, they are included in the gross rent.

18. Quiet enjoyment: Landlord has conferred with other tenants in the building about the

Introduction of this use and is comfortable entering into this lease. Landlord will not argue for early Termination of this lease on the basis of interruption of quiet enjoyment on behalf of the other Building tenants.

19. Security deposit: Upon execution of the lease agreement, tenant shall deposit an amount Equal to one (1) months rent ($2500.00). Landlord will hold the deposit through lease termination. Tenant shall also prepay it's last months rent of ($2814.00). Total due at signing: $7814.00, including first months rent. Upon expiry of final executed lease, tenant shall remove all security devices and put unit back into a condition similar to that which existed prior to the lease. This includes removal of all bars and panels from windows.

20. Financial contingency: Tenant shall submit a financial statement to the Landlord, including A personal guarantee. Any agreement in lease terms shall be subject to review and approval by the Landlord of the above stated financials on an annual basis.

21. Agency: Pursuant to the Colorado Real Estate commission rules and regulations, the following Disclosure is made. Different brokerage relationships are available which include seller agency , buyer agency or transaction broker. In this proposal between Barton Tower, LLC, Douglas H Barton (Landlord) and MC caregivers or assigns (Tenant), Skip Raynor of Weichert Realtors Pikes Peak Group is acting as Landlords agents and represents the interest of the Landlord. Amanda Miller Luciano and Jerry Trent of Trent properties are the Tenant's agents and represent the interest Of the Tenant.

22. Commission: Pursuant to a separate agreement, Red Rock Realty and Trent properties will be Paid a commission for this transaction.

23. In a discrepancy this addendum will take precedence over the lease.

MC Caregivers

BY: ________________

Scott Saunders Manager

Barton Tower, LLC

BY: ________________ Mgr.

Brian Langmeier Manager

Modified Gross Lease Agreement

Tenant ID:	10-2002
Landlord:	Warehouse Ltd.
Landlord Mailing Address:	c/o America 2000, Inc 724 South Tejon Street Colorado Springs, Co 80903
Tenant Name:	Hollister and Blacksmith, Inc.
Tenant's Trade Name:	American Cannabis Company
Tenants Mailing Address:	2590 Walnut Street #6
Tenant City/State	Denver, CO
Tenant ZIP Code:	80205
Tenant Federal Tax ID:	xx-xxx4402
Email Address:	buffalo@theacclife.com
Phone #:	303-974-4770
Cell Phone #:	501-529-7066
Home Address:	Not Applicable
Address of Leased Premises:	2611 Durango Drive Colorado Springs, CO 80910
Start Date:	3/10/2021
Expiration Date:	5/31/2022
Square Footage:	9,600
Total Property Square Footage:	41,526
Pro Rata Share:	23.12%
Permitted Use:	Marijuana Growing Facility and Infused Product Operation
Total Base Rental Amount:	$150,600.00
Late Charge:	$1,000.00
Security Deposit:	$6,000.00
Exhibits:	NONE

Charge Schedule:

Description:	Amount:	Start Date:	Months
Rent/Mo (Period 1)	$9,400.00	3/10/2021	3
Rent/Mo (Period 2)	$10,200.00	6/1/2021	12

Additional Rental Charges:

Common Utilities:	$ 360.00	3/10/2021	Until Next Annual Computation:

Parties Agreement:

THIS LEASE AGREEMENT made and entered into by and between, Warehouse Ltd. hereinafter called the LANDLORD, and, Hollister and Blacksmith, Inc. hereinafter called TENANT, using the trade name, American Cannabis Company. LANDLORD leases to TENANT the following described Real Property and improvements in El Paso County, Colorado: 2611 Durango Drive., Colorado Springs, CO 80910 hereinafter called "premises" upon the following expressed terms and conditions:

1. Lease Commencement:

The Lease shall commence on 3/10/2021, and shall terminate 5/31/2022, at noon. If the Expiration Date falls on a weekend or holiday, the termination date will become the business day immediately preceding the Expiration Date. By occupying the

Parties are advised to consult professional tax and legal counsel prior to signing this document.

Initials: Landlord ____ Tenant TB

The terms and conditions set forth in the Lease Agreement Provisions are an integral and legally binding part of the Lease (as hereinafter defined). The "Lease" consists of all of the terms and provisions set forth in the Lease Agreement including any Exhibits attached thereto and incorporated herein by reference. Any reference to the Lease, whether contained in the Lease Agreement Provisions or in the Lease Agreement General Terms and Conditions, shall refer to and incorporate all of such documents. In the event of any conflict between the terms of the Lease Agreement Provisions and The General Terms and Conditions of the Lease Agreement, the latter shall supersede and control.

premises. TENANT accepts them in the condition delivered to TENANT. TENANT shall use the premises for the following purpose: Marijuana Growing Facility and Infused Product Operation and for no other purpose without the prior written consent of the Landlord.

2. Base Rent

TENANT shall pay LANDLORD as base rent for the premises the total in the amount of $150,600.00, payable as specified on the charge schedule listed on page 1. Rent shall be due on the first day of each month. If rent is not received within five (5) days following that date, Tenant shall pay a late charge of $1,000.00 or 10% of the total amount due, whichever is greater, per month for each month rent remains unpaid. In addition to any late charge, there shall be a $200 fee for any check submitted to Landlord which, for any reason, is not honored when submitted for payment (NSF). Monthly installments shall be due without notice and shall be paid to the LANDLORD at the address provided in the paragraph below titled: CONTACT LANDLORD.

3. Modified Gross Lease

THIS LEASE IS A MODIFIED GROSS LEASE. Items included in the base rental charges are the estimated charges for:

- Property Taxes,
- Property Insurance,
- Common Area Maintenance, and
- Replacement Reserve.

Items NOT included in the base rental charges are:

- Utilities,
- Janitorial and anything not specifically listed as being included in the base rental charges.

4. Payment Terms:

TENANT shall pay LANDLORD as additional rent of 23.12% of the building's Common Area Expenses (CAE)."CAE" is defined as the building's ~~property tax, property insurance, common area maintenance, replacement reserve~~, common area utilities, and janitorial (if provided). TENANT's percentage is determined by the TENANT's rentable space divided by the Building's total rentable space.

1. TENANT's CAE charges shall be determined and paid as follows: LANDLORD shall compute annually the previous year's expenses and furnish TENANT with an estimate of CAE for the next calendar year and TENANT's share of CAE for that year. Thereafter, TENANT shall pay LANDLORD each month one-twelfth (1/12) of the LANDLORD'S estimate of TENANT'S share of CAE for the next calendar year, along with payment of base rent. Not later than NINETY (90) days after the end of such calendar year, LANDLORD shall provide TENANT with a statement of actual CAE charges for that year, plus a calculation of TENANT's actual share of CAE for that year. If, at the time the charges are reconciled, TENANT has overpaid, LANDLORD shall credit TENANT's account for any overpayment. If the TENANT has underpaid, TENANT shall make payment for any shortages within thirty (30) days of delivery of reconciliation to TENANT.
2. Should TENANT require additional utilities of any kind for its performance of day-to-day business, TENANT will be billed for those appropriate additional charges over what their normal proportionate share would be.
3. TENANT shall pay utility supplier directly for all expenses which are separately metered for the leased premises.
4. TENANT shall provide and pay for TENANT'S telephone and janitorial service.
5. TENANT will pay for any additional measuring and or monitoring devices required to measure TENANT'S additional utility usage.
6. TENANT will not permit any interruption in utility service as a result of failure to pay utility invoices. TENANT shall be responsible for any damages to the premises as a result of said service interruption. In the event of such interruption, LANDLORD may place the utilities in LANDLORD's name and/or pay the associated costs, then invoice TENANT. TENANT's failure to reimburse LANDLORD within ten (10) days of invoicing shall be a default of TENANT of this lease.
7. Upon execution of this Lease, TENANT hereby agrees to sign a Colorado Springs Utilities "Third Party Notification Form" granting LANDLORD notice rights by Colorado Springs Utilities in the event TENANT's account becomes delinquent or utility services are subject to discontinuance for non-payment.

5. Right to Sublease:

This lease may not be assigned or premises sublet during the term hereof without the prior written consent of LANDLORD. If such consent is given, the original TENANT shall remain liable for the performances of all TENANT's obligations

hereunder. LANDLORD may refuse this consent for any reason, or for no reason, in LANDLORD's sole and subjective discretion.

6. Right to Inspect:

LANDLORD may enter and inspect the premises at all reasonable times during the term hereof. LANDLORD may enter the premises at any time (using any reasonable force necessary) in cases of emergency. Any related costs of said emergency entry shall be the cost of the TENANT. Furthermore, LANDLORD and TENANT agree that LANDLORD shall have the right to show the premises to any prospect ninety (90) days prior to the termination of this lease and/or any extensions and throughout the tenancy if this lease terminates and TENANT holds over or remains as a month-to-month TENANT.

Landlord and Tenant agree, that Landlord shall provide 24 hour written notice to the Tenant and subject to Tenant's consent, which shall not be unreasonably withheld. Landlord agrees and understands it shall be accompanied and escorted by a MED badged employee pursuant to Colorado Medical/Retail Marijuana Statutory and Regulator code. As provided by law, in the case of emergency, Landlord my enter the Premises without Tenant's consent. Landlord and Tenant agree that should Landlord ask for permission to enter in the premises and Tenant or Tenant's agents agree to allow entry, Tenant has waived written notice and Landlord shall be allowed to enter the premises.

7. Locks:

TENANT may change the locks and access codes to TENANT'S unit at any time with or without written permission of the LANDLORD. At the conclusion of this lease, TENANT shall, at TENANT'S expense, re-key the locks to LANDLORD'S specifications and provide LANDLORD with all access codes. TENANT agrees to notify a Locksmith of LANDLORD's choosing and provide the new lock codes for their records.

8. Improvements:

All permanent improvements placed on the premises by TENANT shall become property of LANDLORD at the expiration of this Lease, without reimbursement to TENANT; with the exception of the following personal property NONE to be installed by TENANT and which TENANT may remove at TENANT's costs and without damage to the premises. LANDLORD shall have a lien for all charges hereunder upon all TENANT's personal property within the premises. If LANDLORD so requests in writing TENANT will, upon the termination of this Lease, remove any and all alterations, additions, improvements, fixtures, equipment, and property placed or installed by TENANT in the premises; and TENANT will repair any damage caused by such removal, in order to restore the leased premises to the condition it was in at the inception of this Lease, reasonable wear and tear excepted. TENANT shall also be responsible for restoration of the floor of the leased premises to the condition it was in at the commencement of this Lease, for example floor drains, equipment bolted, glued, or otherwise affixed to the floor.

9. Interior Maintenance:

Interior maintenance shall be the responsibility of and shall be paid for by TENANT. Interior maintenance includes, by way of example only and not by way of limitation, all space and structure of the footprint of the premises, including the interior of the demising walls, all electrical and plumbing conduit, equipment and wiring within the demising walls, the ceiling of the premises, and all electrical, HVAC, and plumbing conduit's, equipment, and wiring within the ceiling. LANDLORD shall have the right to order two (2) maintenance service calls on the heating, ventilation, and air conditioning units per year at the expense of the TENANT. TENANT shall pay such expense as additional rent with the next due monthly installment. LANDLORD warrants that TENANT shall not be required to pay more than $250.00 in any calendar year as measured from the start date of this lease for HVAC maintenance. All other maintenance shall be performed by LANDLORD and paid for as set out in Paragraph 3 (above) of this lease.

10. Liability Insurance:

TENANT shall maintain public liability insurance for the premises with a company approved by LANDLORD and in the amount of one million and NO/100 dollars ($1,000,000). Public liability insurance shall name the owner and The Owner's Management Company as additionally insured. If during the term of this Lease TENANT's use of the leased premises increases the property and casualty insurance premiums paid by LANDLORD for the Building, the amount of the increase shall be paid by TENANT as additional rent.

11.Destroyed Premises:

Should the premises be destroyed or made uninhabitable through no fault of TENANT, then this Lease may be terminated by TENANT, unless LANDLORD at LANDLORD's expense shall restore the premises to their previous condition within 90 days (no rent due during said 90 days).

12.Eminent Domain:

If all or any part of the premises are taken by the right of eminent domain, this Lease shall terminate; LANDLORD shall return TENANT any prepaid rent; LANDLORD shall retain the entire eminent domain award.

13.Hold Over Tenancy:

If TENANT remains in possession of the premises after the expiration of this Lease, TENANT will be occupying the premises as a month-to-month tenant, the base rent being twice the highest rental rate herein provided, and subject to all other terms of this Lease.

14.Government Compliance:

TENANT accepts responsibility to comply with all codes and/or regulations established by any Governmental Entity, and/or Private Covenants, having jurisdiction over the subject property. This includes, but is not limited to, life safety and fire suppression equipment and/or procedures. Such compliance is the sole responsibility of the TENANT and not of the LANDLORD. Further, LANDLORD makes no representations to TENANT that the purpose for which TENANT is using the premises complies with all applicable local, state, and federal laws, ordinances, and codes. TENANT represents to LANDLORD that TENANT has independently determined said use so complies.

15.Tenant Conduct:

TENANT indemnifies LANDLORD from all claims arising from conduct of TENANT's business. LANDLORD and TENANT shall abide by all reasonable rules and regulations promulgated by the LANDLORD for the building complex to include by way of example only and not by way of limitation, signage, parking, access to common area facilities (i.e. phone and utilities). Any obligation of the TENANT which the TENANT fails to fulfill may be performed by the LANDLORD and charged to the TENANT as additional rent. LANDLORD's failure to insist upon strict performance of any TENANT obligations shall not be construed as a waiver or release of TENANT's obligations or a waiver of TENANT's default hereunder.

16.Default Provisions:

Failure by TENANT to perform any of the obligations hereunder shall be a default of the Lease. Upon TENANT's default, LANDLORD upon three (3) days written notice to TENANT may elect either:

a. To cancel and terminate this Lease, or
b. To terminate TENANT's privilege of possession only without terminating TENANT's other obligations under this Lease, including payment of rent for the balance of the term of this Lease.
c. Should LANDLORD elect "(a.)To cancel and terminate this Lease", it shall make reasonable efforts to re-lease the premises or any part thereof. No such re-leasing shall be construed as an election by LANDLORD to terminate or cancel this Lease, unless written notice of such termination or cancellation is sent to TENANT. Such re-leasing shall not relieve TENANT from liability to Landlord for damages which LANDLORD suffers as a result of TENANT's default. In case of default by TENANT, LANDLORD shall recover all costs resulting from TENANT's default, plus LANDLORD's reasonable attorney's fees.
d. Upon TENANT's default LANDLORD, at its option, may require immediate payment in full of all sums payable by TENANT for the balance of the term of this Lease.
e. In the event of a default by TENANT which requires LANDLORD to serve a three (3) day notice of default, there shall be a $250.00 administrative (Notice of Default charge) in addition to LANDLORD's cost of service and any other remedies contained herein.

17.Deposit:

TENANT hereby deposits with LANDLORD a damage and security deposit in the amount of $6,000.00. At the expiration of this Lease, if the TENANT has performed all of its obligations and the premises are delivered to LANDLORD in the same and original condition as the premises were delivered, LANDLORD shall return said deposit to TENANT no later than sixty

(60) days after the termination of this Lease. Should the TENANT default as set forth in the "Default Provisions" above, LANDLORD may retain the deposit to partially compensate LANDLORD for damage due to TENANT's default. This shall not be construed as prohibiting LANDLORD from recovering further damages from TENANT due to TENANT's default.

The deposit of Roger Scott Saunders, Slam Enterprises, LLC, and Medical Cannabis Caregivers, Inc. currently held by Landlord is assigned to the Company. Landlord maintains the deposit pursuant to the terms and conditions of the lease.

18. Application of Funds:

All funds under the terms of this Lease which shall be due from TENANT shall be applied by LANDLORD in the following priority. The first money received shall be applied to security deposits if any portion of the security deposits remains unpaid; once security deposits are paid in full, all money shall be applied to late charges, if any, until said late charges are paid in full, then to any other charges due from TENANT other than rent, with any money remaining then being applied to the amount of rent due. Whenever the TENANT is required to make a payment of any kind pursuant to this Lease, and payment is not made when due the amount due shall bear interest at the rate of eighteen (18) percent per annum from the date the payment was due until paid.

19. Notice:

Whenever notice is required under this Lease, such notice shall be in writing and shall be deemed sufficient notice and service thereof if notice is actually delivered to TENANT or posted to the premises or sent by registered or certified mail, return receipt requested, postage prepaid to the address: 2590 Walnut Street #6, Denver, CO, 80205 or to the premises; and if to the LANDLORD if actually delivered to LANDLORD or sent by registered or certified mail, return receipt requested, postage prepaid to the address below or to the place then fixed for the payment of rent.

Warehouse Ltd.
c/o America 2000, Inc.
724 South Tejon Street
Colorado Springs, CO 80903

In an effort to communicate quickly and thoroughly, America 2000, Inc., and its employees, do communicate through email and voicemail. If the email or voicemail is important, please ask for a confirmation response. If America 2000, Inc., and its employees do NOT receive a communication we can NOT respond. **America 2000, Inc., and its employees, do NOT use text messaging for communication.**

20. Entire Agreement:

This Lease, along with all Exhibits, Addendums and other attachments, represents the entire agreement between LANDLORD and TENANT. All of the parties' negotiations, representations, and warranties have been merged in this Lease.

21. Landlord Agency:

BY SIGNING BELOW, PARTIES HEREBY ACKNOWLEDGE PRIOR, TIMELY RECEIPT OF NOTICE THAT AMERICA 2000, INC. (BROKER) AND ITS AGENTS ARE AGENTS OF THE LANDLORD AND ARE NOT REPRESENTING TENANT AS TENANT'S AGENT IN THIS TRANSACTION.
BY SIGNING THIS DOCUMENT, PARTIES TO THIS DOCUMENT ACKNOWLEDGE THAT AMERICA 2000, INC., BARRY M. MARTIN BROKER, HAS RECOMMENDED THAT THE PARTIES OBTAIN THE ADVICE OF THEIR OWN LEGAL COUNSEL REGARDING THE LEGAL RAMIFICATIONS OF THIS LEASE AGREEMENT.

22. Environmental Risks:

TENANT is not engaged in a business or other operation that involves a potentially hazardous activity or which uses hazardous substances as defined by law. TENANT agrees it shall not change its business operations in a manner which would involve any potentially hazardous activity or which uses hazardous substances as defined by law. LANDLORD, its agents or representatives shall have the right to enter the premises at all times to conduct inspections and otherwise assess TENANT's use of the premises for LANDLORD's own risk management purposes. TENANT shall indemnify and hold LANDLORD harmless from all claims, costs, damages, expenses, fees (including reasonable attorney's fees), liability orders, judgments, enforcement or investigations of any kind related to environmental compliance or contamination that arise out of

TENANT's business or operation at the premises, except as such arise directly from LANDLORD's intentional acts or gross negligence.

Landlord's right to inspect shall be in accordance with Section 6. Right to Inspect of this lease.

23. Lease Subordination:

This Lease is subordinate to any encumbrance now or hereafter affecting the premises. TENANT will execute and deliver upon LANDLORD's demand any instruments necessary to confirm this subordination.

24. Additional Provisions:

1. Ownership Interest Disclosure

Barry M. Martin and James M. Martin hereby disclose that they are agents acting for the benefit of the Owner, Warehouse Ltd. and they have an ownership interest in the legal entity Warehouse Ltd. They are licensed to practice Real Estate in the State of Colorado.

2. Parking Conditions:

LANDLORD and TENANT acknowledge that there is limited parking. Both parties further acknowledge that the fenced area is solely designated for the storage of vehicles, etc. Any vehicles parked outside of the Premises, but not within the fenced area are subject to tow at any time at the sole discretion of the LANDLORD. Any cost to tow or to recover vehicles that are in violation of the parking policy shall be the expense of the TENANT. Further, if, in the LANDLORD's sole subjective opinion, the TENANT is violating this policy, LANDLORD shall have the right to terminate this Lease and TENANT shall have thirty (30) days to vacate, and rent for this period shall be due immediately.

1) LANDLORD may issue parking permits.
   a. LANDLORD reserves the right to limit parking permits in number and time and to revoke permits at its sole judgment and discretion.
   b. Any vehicles remaining on the premises that are not parked inside the fenced area and that do not contain a parking permit from Landlord are subject to being towed at TENANT's expense.
2) All parking for the subject premises shall be unassigned and open to the actual and exclusive use of the property's TENANT's and/or TENANT's employees.
3) Parking may not be assigned by TENANT to others who are not occupants of the subject premises.
4) TENANT acknowledges that vehicles (or items) may be removed for the following reasons, but is not limited to these reasons:
   a. No license plate, or expired license plate.
   b. Vehicle missing parts or having damaged parts.
   c. Vehicle has flat tires.
   d. Vehicle is not drivable.
   e. Vehicle does not appear to have been moved within the last 18 hrs.
   f. And any other reason(s) that are at the sole discretion of the LANDLORD.
5) TENANT acknowledges that storage containers, sheds, and items are not permitted to be stored outside the unit or any fenced areas. The parking area(s) and drive lane(s) are not for the storage of any items or vehicles or for working on vehicles. Any vehicle needing cleaning, polishing, inspection, diagnosis, and/or repairs shall be inside the premises during these activities.
6) TENANT acknowledges LANDLORD may, but shall not be responsible for policing or controlling parking.

3. Carpet Care/Flooring Care:

TENANT will at TENANT's expense have carpet professionally cleaned upon vacating said unit and present receipt to LANDLORD. TENANT acknowledges that if he/she chooses not to clean the carpet or does not present a receipt to LANDLORD, LANDLORD will have authority to professionally clean carpet at a charge of $.75 per square foot to TENANT or actual charges whichever is greater. TENANT shall be responsible for any damage to the flooring caused by stains, tears, and breakage or wear patterns caused by chairs and/or furniture. These occurrences will not be considered normal wear and tear under the terms of this lease.

4. Tenant Improvements/Alterations Installed by Tenant:

Any work or improvements performed by TENANT shall be submitted to the LANDLORD for approval prior to any work being performed. LANDLORD may grant approval of your request under the following conditions:

1) TENANT is in full compliance with all the terms and conditions of the existing lease.

2) TENANT shall use licensed, insured contractors and shall provide copies of those documents to LANDLORD prior to commencing work.
    a. Contractor's insurance shall additionally indemnify LANDLORD and its employees, heirs and assigns.
3) TENANT shall be responsible to adhere to all local, city, regional, state and federal codes, laws and ordinances, and shall pull any required permits.
    a. TENANT shall provide LANDLORD with copies of any permits, before construction begins, and again upon completion of work and final approval of permitted work performed.
4) TENANT shall pay for all work promptly and shall not permit any liens and encumbrances to be placed on the Premises.
    a. LANDLORD shall be permitted to post a "Notice of Non-Responsibility" on the Premises during construction.
5) TENANT shall return the premises to its same and original condition on the termination of the lease.
6) LANDLORD reserves the right to refuse LANDLORD's consent.
7) The work in question shall be:
    a. To be submitted to LANDLORD in writing.

5. Lease Confidentiality:

TENANT shall not divulge lease information with any third party. If TENANT breaches this confidence, LANDLORD may, in its sole discretion, terminate this agreement. Landlord acknowledges that Tenant is a regulated public company subject at all time to the rules and regulation of the 1934 Securities and Exchange Act and must disclose the lease as an exhibit to its filings with the Securities and Exchange Commission. Landlord also acknowledges that Tenant shall disclose the government entities regulating the marijuana industry.

6. Marijuana Provision:

TENANT and LANDLORD recognize that the law of the medical marijuana industry is in a state of change as of the date of this Lease. In the event TENANT's business is closed by order of a governmental agency as a result of the finding by that agency that TENANT's medical marijuana business is illegal, the Lease shall terminate upon thirty (30) days written notice from TENANT to LANDLORD and TENANT's obligation for base rent and all other charges under this Lease shall terminate thirty (30) days after giving of said notice. Any TENANT finish paid for by LANDLORD shall be reimbursed by TENANT and the TENANT agrees to return the property to the condition it was in at time of move in at TENANT's expense.

TENANT and LANDLORD understand that theft or vandalism could occur as a result of the TENANT's Medical Marijuana Business. TENANT agrees to pay for damages to LANDLORD's building and name LANDLORD as an additional insured on TENANT's insurance policies. TENANT shall provide a rider to LANDLORD that covers damage to the premises by third parties.

LANDLORD has also learned that many insurance carriers are increasing property insurance premiums and/or denying renewal to property owners if they have a medical marijuana dispensary or growth facility inhabiting the building. In the event this happens, TENANT agrees to pay the premium increase.

TENANT agrees that any violation of the laws of the State of Colorado or City of Colorado Springs regarding the regulation of the growing OR dispensing of medical marijuana shall result in the TENANT being in default of this lease. In the event of TENANT's default, TENANT agrees to:

1) Immediately pay for any damage to the property as a result of this violation of the State and Local Laws;
2) Forfeit the Security Deposit held by the LANDLORD;
3) At LANDLORD's option, immediately vacate the premises;
4) Return the leased premises to the originally leased condition of the property.

7. Harmful Business Operation:

In the event that during the term of this lease the LANDLORD, in its sole subjective opinion, shall determine that the TENANT's business is causing harm to the property, or to other TENANT's, the LANDLORD shall have the right to terminate this lease by giving TENANT written notice. TENANT shall have 30 days to vacate the premises and shall not be charged base rent during this period. NNN charges and utilities shall be the responsibility of the TENANT during this 30 day period. Landlord and Tenant shall work in good faith to determine what, if anything, needs to be done to remediate the harm, however time will be of the essence.

8. Work Approval for Improvements:

Any work or improvements performed by the TENANT shall be submitted to the LANDLORD for approval prior to work being performed.

9. Acceptance of Premises under conditions of previous lease:

This lease is considered a replacement of the lease dated 01/10/2013, by and between Roger Scott Saunders and Warehouse Ltd. for the premises at 2611 Durango Drive. Any modifications performed prior to the date of this lease with or without Landlord's approval shall be subject to removal at the end of this lease per the conditions set out in the previous lease and reaffirmed in this lease. The modifications in question are represented by, but not limited to the drawing below. The items in Red are items that should remain at the end of the lease. All the other interior walls are subject to removal at the end of the lease.

Landlord and Tenant acknowledge, that the premises was originally turned over to tenant without moisture damage and/or mold. Any issues with mold or moisture damage are most likely the result of Marijuana cultivation. Tenant accepts responsibility to manage and remediate any moisture damage and/or mold on the premises.


2611 DURANGO DRIVE
403-00070 403-00796 403-01658 404-00312
EXTRACTION ROOM
MIP
MENS
DRYING ROOM
CLOSET
WOMEN'S
OFFICE

10. Lease Termination:

This lease terminates and replaces the lease dated 12/08/2017 by and between Roger Scott Saunders, Slam Enterprises, LLC, and Medical Cannabis Caregivers, Inc. and Warehouse Ltd. for the premises at 2611 Durango Drive, Colorado Springs, CO 80910. This termination is conditional upon 1) the successful sale of business operations between the current tenant and new tenant, and 2) the appropriate regulatory agencies approving the sale and transfer of business and appropriate licences.

11. Contingency for Regulatory Approval:

This Lease Agreement is expressly contingent upon the Tenant receiving approval from both the City of Colorado Springs Local Licensing Authority and the State of Colorado Medical Marijuana Enforcement Division to transfer Tenant's Optional Premise Cultivation License, (the "OPCL"), from business seller to business purchaser. If the required approvals for the move of the Tenant's OPCL are not received by 06/01/2021, this lease shall revert back to the lease existing at the time of execution of this document.

Signatures:

Landlord:	Tenant:
V.P.	
America 2000, Inc. As Agent for the Owner By: James M. Martin, VP	Hollister and Blacksmith, Inc.
Date: 03/10/2021	Date: 3-10-2021

End of Lease Agreement